UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Media General, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of 2013

Annual Meeting

and

Proxy Statement

Thursday, April 25, 2013

11:00 a.m.

Bolling Haxall House

211 East Franklin Street

Richmond, Virginia

Media General, Inc.   333 East Franklin Street   Richmond, Virginia 23219   (804) 887-5000   www.mediageneral.com

J. Stewart Bryan III

Chairman

March 14, 2013

Dear Stockholder:

I’m pleased to forward our 2013 Proxy Statement as I cordially invite you to attend Media General’s 2013 Annual Meeting on Thursday, April 25, 2013.

Our Annual Meeting will be held at the Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia. Parking will be available at the parking deck located on Third Street between East Grace and East Franklin Streets.

Tom Rankin and Scott Anthony will be retiring from our Board at the Annual Meeting. Tom has served as a Director for the last 12 years and was also a Director from 1985 to 1994. Media General has benefited greatly from Tom’s judgment and knowledge of the Tampa market. Scott’s global experience with innovation and new product development has greatly benefited the Board. We shall miss both of them. We particularly hope you will attend this year’s Annual Meeting to thank them both personally for their service to our Company.

We are pleased once again to be taking advantage of the Securities and Exchange Commission rule allowing Stockholders to receive proxy materials over the Internet. This environmentally responsible e-proxy process expedites receipt of our proxy materials and lowers costs for the Company.

Whether or not you plan to be present at the Annual Meeting, we value your vote. Most stockholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. However you choose to vote, please do so at your earliest convenience.

Thank you for being a Media General Stockholder. I look forward to seeing you on April 25.

Yours sincerely,

J. Stewart Bryan III

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Class A and Class B Common Stockholders

    of Media General, Inc.

The 2013 Annual Meeting of Stockholders of Media General, Inc. will be held at the Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia, on Thursday, April 25, 2013, at 11:00 a.m. for the following purposes:

1.	To elect a Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote on executive compensation; and

4.	To act upon such other matters as properly may come before the meeting.

Holders of the Company’s Class A and Class B Common Stock of record at the close of business on March 1, 2013, are entitled to notice of and to vote at the meeting.

Stockholders are requested to vote by the Internet, by telephone or, for those who have received paper copies of the proxy card, by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 24, 2013. A proxy may be revoked at any time before it is voted.

By Order of the Board of Directors,

ANDREW C. CARINGTON, Secretary

Richmond, Virginia

March 14, 2013

PROXY STATEMENT

2013 Annual Meeting of Stockholders

SOLICITATION OF PROXIES

This statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc. (the Company), to be used at the 2013 Annual Meeting of Stockholders to be held at the Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia, on Thursday, April 25, 2013, at 11:00 a.m. All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted in accordance with their instructions. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 24, 2013. A proxy may be revoked by a Stockholder at any time before it is voted.

A notice containing instructions on how to access this Proxy Statement and our Annual Report online was mailed to some of the Company’s Stockholders on March 14, 2013; on that date, we also began mailing a full set of proxy materials to other Stockholders and to those Stockholders who had requested paper copies of our proxy materials.

The Company had outstanding 27,213,240 shares of Class A Common Stock (Class A Stock) and 548,564 shares of Class B Common Stock (Class B Stock) as of March 1, 2013. Only holders of record at the close of business on that date will be entitled to vote, and each share of Class A or Class B Stock will be entitled to one vote on each matter on which that class is entitled to vote.

DIRECTOR INDEPENDENCE

All non-management members of the Company’s Board are independent, in accordance with the rules of the New York Stock Exchange and the Company’s more stringent Director Independence Standards, except Marshall N. Morton, who retired as President and Chief Executive Officer of the Company in 2012, and because of his prior position, is deemed not an independent Director. More specifically, the Board affirmatively has determined that each of the Company’s other non-management Directors and Director nominees, Scott D. Anthony, J. Stewart Bryan III, Diana F. Cantor, Dennis J. FitzSimons, Thompson L. Rankin, Rodney A. Smolla, Wyndham Robertson, Carl S. Thigpen and Coleman Wortham III, is independent and have no relationship with the Company that would interfere with their exercise of independent judgment in carrying out the responsibilities of a Director. J. Stewart Bryan III, who retired as an employee of the Company in 2008, satisfied the requisite three-year period of separation in 2011, and the Board considered both his prior employment and voting control over 85% of the Class B shares, and has affirmatively determined that he is independent and has no relationship with the Company that would interfere with his exercise of independent judgment in carrying out the responsibilities of a Director. The Company’s Director Independence Standards are available at the Company website, www.mediageneral.com.

Mr. Bryan has voting control over approximately 85% of the Company’s Class B Stock. The Board therefore could determine that the Company should avail itself of the exceptions for “controlled companies” available under the rules of the NYSE. Under these exceptions, the

Company would not be required to have a majority of independent directors, nor would it be required to maintain compensation and nominating committees comprised solely of independent directors. The Board, however, has chosen a different approach. In addition to having a more than two-thirds majority of independent Directors, the Board maintains Audit, Compensation and Nominating & Governance Committees comprised solely of independent Directors.

THE BOARD AND ITS COMMITTEES

The Chairman of the Board of Directors presides over the meetings of the Board and, as described in the Company’s Principles of Corporate Governance, establishes the agenda for each meeting. Senior management, led by the Chief Executive Officer, is responsible for running the day-to-day operations of the Company and promptly informing the Board of the status of the Company’s operations. In adopting this leadership structure, the Board additionally has considered the Company’s dual-class capital structure and has determined that the Board and the Company presently are best managed by separating the roles of the Chairman and the Chief Executive Officer.

The Board of Directors held eight meetings during 2012. The Company’s non-management Directors meet regularly in executive session. The presiding position at these executive sessions is rotated among the chairs of the Audit, Compensation, Nominating & Governance and Executive Committees, a practice the Board believes is more advantageous than having a single “presiding director.” All Directors attended 75% or more of the meetings of the Board and the Board committees on which they served in 2012.

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The Audit, Compensation and Nominating & Governance Committees have written charters, each of which is available on the Company’s website, www.mediageneral.com.

The Executive Committee consists of Mrs. Cantor and Messrs. Bryan, Morton, Smolla and Wortham. The Executive Committee is empowered, with certain limitations, to exercise all of the powers of the Board of Directors when the full Board is not in session. The Executive Committee met once in 2012.

The Audit Committee consists of Mrs. Cantor and Messrs. FitzSimons and Thigpen, each of whom is independent under the rules of the NYSE and the Securities and Exchange Commission. As discussed more fully below, each member of the Committee also is an “audit committee financial expert.” This Committee has been established in accordance with the rules of the NYSE and the Securities Exchange Act of 1934 (Exchange Act) and oversees the audit function of the Company with regard to its internal auditors and its independent registered public accounting firm. The Committee meets with these internal and independent auditors, has sole authority to retain and terminate the Company’s independent auditors and reviews all quarterly and annual SEC filings made by the Company. The Audit Committee met six times during 2012.

The Compensation Committee consists of Messrs. Anthony, Smolla and Wortham. All of the members of the Committee are independent. This Committee has general responsibility for employee compensation and makes recommendations to the Board with respect to the compensation of all Directors, officers and other key executives, including incentive-compensation plans and equity-based plans. The Committee receives recommendations from the Chief Executive Officer, and, based on project-specific instructions, it receives reports and recommendations from the compensation consultants it has retained directly on both short-term and long-term executive and Director compensation matters. The Committee has the sole authority to retain, terminate and fix the compensation of any compensation consultant it deems appropriate to assist it in the fulfillment of its responsibilities. For 2013, the Committee has retained Mercer Inc. to provide services to the Committee as its compensation consultants. The Compensation Committee met four times during 2012.

The Nominating & Governance Committee consists of Miss Robertson and Messrs. Rankin, Smolla and Wortham. All of the members of the Committee are independent. The Committee assists the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. The Committee additionally is responsible for developing policies and practices relating to corporate governance, including the Company’s Principles of Corporate Governance and its Code of Business Conduct and Ethics. The Nominating & Governance Committee met three times during 2012.

Compensation Risk

The primary components of compensation of the Company’s employees are base salary, sales commissions, annual incentives and long-term incentives. The Company believes that none of these compensation components encourages excessive risk-taking. Accordingly, the Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

The Board’s Role in Risk Oversight

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board additionally is charged under its Charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. When- ever a Committee of the Board receives a report involving risk identification, risk management or risk mitigation, the Chairman of the Committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

PRINCIPAL HOLDERS OF THE COMPANY’S STOCK

The following table shows the stock ownership as of the most recent practicable date of all persons known by the Company to have been the beneficial owners of more than 5% of the outstanding shares of any class of the Company’s securities and the stock ownership of the Directors and officers of the Company as a group. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole dispositive power as to all shares of Class A and Class B Stock listed, unless noted to the contrary.

Name and Address of Beneficial Holder	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
J. Stewart Bryan III	Class A	502,952	(1)	1.8%
333 East Franklin Street	Class B	466,162	(1)	85%
Richmond, VA 23219

Jane Bryan Brockenbrough	Class B	55,580		10.1%
c/o Bryan Brothers
1802 Bayberry Court, Suite 302
Richmond, VA 23226

Mario J. Gabelli and affiliates	Class A	8,763,358	(2)	32.2%
One Corporate Center
Rye, NY 10580

Warren E. Buffett and Berkshire Hathaway, Inc.	Class A	4,646,220	(3)	17.1%
3555 Farnam Street
Omaha, NE 68131

Fidelity Management Trust Company	Class A	3,023,656	(4)	11.1%
82 Devonshire Street
Boston, MA 02109

Troob Capital Management LLC and affiliates	Class A	1,830,353	(5)	6.7%
777 Westchester Avenue, Suite 203
White Plains, NY 10604

Dimensional Fund Advisors LP	Class A	1,366,049	(6)	5.0%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

All Directors and executive	Class A	2,358,931	(7)	8.7%
officers as a group	Class B	466,162		85%

(1)	The shares listed for J. Stewart Bryan III include 502,852 shares of Class A Stock held by trusts of which Mr. Bryan serves as a fiduciary and shares in the control of the voting and disposition of the shares, and 466,162 shares of Class B Stock held by the D. Tennant Bryan Media Trust, of which Mr. Bryan serves as sole trustee. Mr. Bryan and the Media Trust constitute a group for certain purposes.

(2)	The share information is as of January 28, 2013, and derived from a Schedule 13D filed by Mario J. Gabelli and affiliates, as amended on January 28, 2013. According to the Schedule 13D as amended, the shares listed include shares beneficially owned by Mr. Gabelli or entities under his direct or indirect control or for which he acts as chief investment officer,

including 5,368,949 shares beneficially owned by GAMCO Asset Management, Inc. (GAMCO), 2,489,000 shares beneficially owned by Gabelli Funds, LLC (Gabelli Funds), 905,029 shares beneficially owned by Teton Advisors, Inc. (Teton Advisors), and 380 shares issuable upon conversion of Class B Stock beneficially owned by MJG Associates, Inc. (MJG Associates). All such shares are also beneficially owned by Mr. Gabelli and by GGCP, Inc. (GGCP) and GAMCO Investors, Inc., parent company of GAMCO and Gabelli Funds. According to the Schedule 13D as amended, each of, GAMCO, Gabelli Funds, Teton Advisors, and MJG Associates has sole dispositive and voting power over all of the shares he or it beneficially owns except that (a) GAMCO does not have authority to vote 272,700 shares beneficially owned by it, and (b) with respect to 2,481,000 shares beneficially owned by Gabelli Funds and directly held by funds to which Gabelli Funds provides advisory services (collectively, the Funds), the proxy voting committee of each such Fund exercises the entire voting power with respect to such shares held by such Funds. According to a Schedule 13G filed by Gabelli Equity Services Funds, Inc., The Gabelli Small Cap Growth Fund, one of the Funds, on January 23, 2013, as of December 31, 2012, beneficially owned, and had sole voting power over 1,615,000 shares.

(3)	The share information is as of September 24, 2012, and was derived from a Schedule 13D filed by Warren E. Buffett and Berkshire Hathaway, Inc. (Berkshire) as amended on September 24, 2012. According to that Schedule 13D as amended, as of September 24, 2012, Mr. Buffett and Berkshire shared dispositive and voting power over 4,646,220 shares.

(4)	Fidelity Management Trust Company serves as trustee of the 401(k) Plan and of the Media General, Inc. Supplemental 401(k) Plan (the Supplemental Plan), and the 3,023,656 Class A shares held as of February 28, 2013, are held in that capacity. The 401(k) Plan and the Supplemental Plan provide that shares held in each plan are to be voted by the trustee in the same proportion as instructions received from participants in that plan. Subject to certain restrictions, participants have the right to direct the disposition of shares of Class A Stock held for their benefit by the 401(k) Plan.

(5)	The share information is as of December 31, 2012, and was derived from a Schedule 13G filed by Troob Capital Management LLC and affiliates, as amended on February 14, 2013. According to that Schedule 13G as amended, the shares listed were beneficially owned as of December 31, 2012, by the following reporting persons: 1,830,353 shares beneficially owned by Douglas M. Troob; 1,830,353 shares beneficially owned by Peter J. Troob; 1,030,716 shares beneficially owned by TCM MPS Series Fund LP-Partners Series; 338,364 shares beneficially owned by TCM MPS Ltd. SPC-Partners Segregated Portfolio; 1,178,760 shares beneficially owned by Troob Capital Management LLC; 338,364 shares beneficially owned by Troob Capital Management (Offshore) LLC; 148,044 shares beneficially owned by TCM MPS Series Fund LP-Lincoln Series; and 313,229 shares beneficially owned by Troob Capital Advisors LLC. Each of these reporting persons possessed the shared power to vote, and the shared power to direct the disposition of, all of the shares that the reporting person beneficially owned.

(6)

The share information is as of December 31, 2012, and was derived from a Schedule 13G filed by Dimensional Fund Advisors LP, as amended on February 11, 2013. According to that Schedule 13G as amended, as of December 31, 2012, Dimensional Fund Advisors LP

possessed sole voting power over 1,327,498 shares and sole dispositive power over 1,366,049 shares.

(7)	An aggregate of 732,635 Class A shares are subject to currently exercisable stock options (and stock options exercisable within 60 days). Please see the following table for the holdings of the Company’s Chairman, the Named Executive Officers listed in the “Summary Compensation Table” and its Outside Directors.

	Number and Percentage* of Shares Beneficially Owned March 1, 2013
Name	Class A	%	Class B	%
J. Stewart Bryan III, Chairman (a)	502,952	1.8%	466,162	85.0%

Named Executive Officers (b)
Marshall N. Morton, Vice Chairman (c)	468,335	1.7%	—
George L. Mahoney, President and Chief Executive Officer (d)	153,494		—
James F. Woodward, Vice President-Finance and Chief Financial Officer (e)	66,307		—
James R. Conschafter, Vice President-Broadcast Markets (f)	109,063		—
John R. Cottingham, Vice President-Broadcast Markets (g)	91,323		—
John A. Schauss, former Vice President, Market Operations (h)	42,986		—

Outside Directors (i)
Scott D. Anthony	73,565		—
Diana F. Cantor	78,555		—
Dennis J. FitzSimons	52,413		—
Thompson L. Rankin	103,224		—
Wyndham Robertson	17,807		—
Rodney A. Smolla	77,547		—
Carl S. Thigpen	40,263		—
Coleman Wortham, III	260,973		—

*	Percentages of stock ownership less than one percent are not shown.
(a)	For further information as to stock held by Mr. Bryan, see Note 1 above.
(b)	Includes shares held in the 401(k) Plan as of February 28, 2013.
(c)	Shares listed for Mr. Morton include 337,400 shares subject to currently exercisable options (and stock options exercisable within 60 days).
(d)	Shares listed for Mr. Mahoney include 59,301 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 71,000 shares registered in his name under the Restricted Stock Plan.
(e)	Shares listed for Mr. Woodward include 29,667 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 29,000 shares registered in his name under the Restricted Stock Plan.
(f)	Shares listed for Mr. Conschafter include 70,967 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 20,400 shares registered in his name under the Restricted Stock Plan.
(g)	Shares listed for Mr. Cottingham include 65,067 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 19,400 shares registered in his name under the Restricted Stock Plan.

(h)	Shares listed for Mr. Schauss include 34,067 shares subject to currently exercisable options (and stock options exercisable within 60 days). Share information for Mr. Schauss (other than shares subject to options) is based on information available to the Company as of June 29, 2012, the date of Mr. Schauss’ retirement.
(i)	Includes deferred Class A Stock units earned, as of December 31, 2012, pursuant to the Media General, Inc., Directors' Deferred Compensation Plan as indicated in "Director Compensation."

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Philosophy

Media General’s compensation system is used to support and reinforce key operating and strategic goals. It is applied consistently to all salaried employees, including the named executive officers identified in the Summary Compensation Table.

The Company’s executive compensation programs:

•	link individual performance with compensation opportunities, and

•	align the interests of the individual with those of the Stockholders.

These two elements are intended to encourage executives to be more responsive to the needs of the Company. Periodically, the Company reviews its compensation programs with outside consultants who are engaged by and report directly to the Compensation Committee (the Committee). While such a review did not take place with consultants for 2012, the Committee utilized survey data published by Towers Watson in connection with its review. The goal of the compensation review is to ensure that the programs are competitive and are designed to compensate executive performance that is likely to result in increased shareholder value. Although the Committee retained Mercer Inc. to provide services to the Committee as its compensation consultant for 2012, neither the Company nor the Committee sought or received from Mercer consulting services with respect to director or executive compensation.

The Committee feels that a tightly administered compensation system that rewards appropriate performance is a constructive way to attract and retain talented personnel.

Approach to Determining Compensation

The three primary components of the Company’s total executive compensation are:

•	base salary,

•	annual incentives, and

•	long-term incentives.

The Company does not have a specific policy regarding either the allocation of compensation among cash and non-cash or current and long-term components. Base salary levels are guided by reference to external competitive levels as well as other factors including individual and Company performance. Pay and performance are linked through the use of the annual and long-term incentive programs. The Company also provides various pension and retirement benefits as well as perquisites. The sections that follow provide a detailed discussion of each component of executive compensation.

The Chief Executive Officer (with the assistance of the Vice President, Corporate Human Resources) recommends compensation for the named executive officers (other than the CEO). The CEO presents these recommendations to the Committee. The CEO’s compensation package and those of the named executive officers are determined by the Committee and are approved by the independent members of the Board in executive session.

The Company’s Human Resources Department periodically reviews and summarizes survey data published by Towers Watson and proxy data related to media industry companies (in 2012, 90 companies were included in the survey as indicated in the attached Appendix A). The Company uses the survey as a guideline for each element of compensation. The Company also considers the executive’s responsibilities, management level, experience and performance.

Specific Components of the Executive Compensation Program

Change in Management Structure

On December 31, 2012, Marshall N. Morton retired as President and Chief Executive Officer of the Company. Mr. Morton served the Company for over 20 years in several capacities, including as Chief Financial Officer and Senior Vice President before being named President and Chief Executive Officer in 2005.

George L. Mahoney assumed the role of President and Chief Executive Officer of Media General on January 1, 2013. On August 22, 2012, Mr. Mahoney was appointed Chief Operating Officer; he previously served as Vice President, Growth & Performance, beginning October 2011. Between 1993 and September 2011, Mr. Mahoney was General Counsel and Secretary for the Company and was named Vice President in 2006.

On June 29, 2012, John A. Schauss, Vice President of Market Operations, retired. Mr. Schauss served the Company for over 10 years. He joined the Company as Treasurer and later assumed the role of Chief Financial Officer and Vice President of Finance before being appointed Vice President of Market Operations. Concurrent with Mr. Schauss’ retirement, James R. Conschafter and John R. Cottingham became Vice Presidents of Broadcast Markets. In 2012, the Company restructured its five former geographic markets into two regions (Northern and Southern), each containing nine network-affiliated television stations. Mr. Conschafter is responsible for the Northern region while Mr. Cottingham is responsible for the Southern region. Messrs. Conschafter and Cottingham each received an increase in base salary during 2012 upon assuming their new roles.

Base Salary

The Company believes individual performance can have a significant impact on overall Company results. Therefore, the Company considers individual performance, along with the factors below, when determining base salary:

•	Company performance,

•	management level and experience,

•	market salary data, and

•	internal pay equity.

In 2011, the Company implemented 15 mandatory unpaid furlough days for substantially all employees. The furlough program effectively reduced each named executive officer’s salary by 6% for 2011 only. In 2012, the Company paid compensation equivalent to five of these furlough days to all affected employees who participated in the 2011 furlough and were actively employed at the time of the distribution, including the named executive officers. This furlough repayment is included in “All Other Compensation” in the Summary Compensation Table.

Annual Incentive Plan Awards

Individual incentive award targets and performance goals are established at the beginning of each measurement year. Cash awards are paid based on the accomplishment of the performance goals. Award targets for each named executive officer are based on a percentage of the individual’s base salary. Performance goals for 2012 included an EBITDA measure reflective of each executive officer’s area of responsibility during the year. Annual incentive payouts for 2012 were based on performance goals established by the Compensation Committee in January 2012 with a minimum attainment of at least 80% of the performance goal (which would permit a payout of 50% of the targeted incentive award) and a maximum possible payout at 120-150% of the performance goal (which would permit a payout at 200-250% of the targeted incentive award). Each named executive officer attained his 2012 EBITDA target and received an annual incentive payout in February 2013 as indicated below. Mr. Schauss retired in June 2012, and received a prorated payout based on full year attainment results.

Named Executive Officer	Award Target as a % of Base Salary	Performance Goal Attainment %	Payout as a % of Target	$ Payout
Marshall N. Morton	75%	107%	141%	$995,386
George L. Mahoney	45%	105%	128%	324,358
James F. Woodward	45%	107%	141%	219,500
James R. Conschafter	36%	109%	137%	187,838
John R. Cottingham	36%	107%	124%	158,829
John A. Schauss	45%	107%	141%	151,105

At its January 2013 meeting, the Committee established individual incentive award targets and Broadcast Cash Flow-based performance goals for each named executive officer for 2013. Broadcast Cash Flow is determined in substantially the same manner as EBITDA but also includes adjustments for broadcast film rights amortization and payments. As was the case with respect to 2012, the Committee believes the degree of difficulty of achieving the individual incentive award targets and Broadcast Cash Flow-based performance goals is significant yet attainable given the existing business environment. The table below summarizes the relationship between performance goal attainment and the relative payout of the targeted incentive award at both the Company and Region levels for 2013:

Performance Goal Attainment	Relative Payout – Company Level	Relative Payout – Region Level
Less than 90%	0% of targeted incentive award	0% of targeted incentive award
90 - 100%	75% - 100% of targeted incentive award	75% - 100% of targeted incentive award
100% - 120%	100% - 200% of targeted incentive award	100% - 160% of targeted incentive award
120% - 150%	200% of targeted incentive award	160% - 250% of targeted incentive award
More than 150%	200% of targeted incentive award	250% of targeted incentive award

Performance goal attainment for Messrs. Conschafter and Cottingham is based 80% on the performance of their applicable geographic region and 20% on total Company performance.

Performance goal attainment for the remaining named executive officers is based entirely on total Company performance.

Long-Term Incentive Plan Awards

A long-term incentive program is used to reward sustained stock price growth and/or achievement of long-term earnings-per-share (EPS) growth targets. Awards are made in the form of stock options vesting over a three-year period and Performance-Accelerated Restricted Stock (PARS). PARS awards are subject to 10-year restrictions on sale that could be lifted earlier if pre-established EPS growth targets are met. These targets are discussed below. The relative value of a given award at the end of a measurement period is heavily dependent on the growth in value of the common stock of the Company over the period during which vesting occurs. The vesting and 10-year trading restrictions encourage eligible employees to remain in the employ of the Company.

Similar to the Annual Incentive Plan, the target value of equity awards granted to each named executive officer is based on a percentage of the individual’s base salary. The Committee also considers the number of shares available for grant when determining both the total number of awards and the allocation between PARS and stock options. Following the 2013 grant of stock options, 1,115,290 shares remained available for future grants of long-term incentive plan awards (298,585 shares remained available for PARS), however, forfeitures will increase the amount of shares available for future grants.

A general description of each long-term incentive award follows:

PARS. PARS were granted in 2010 and 2012 and the Committee plans to continue to issue PARS in even-numbered years to the extent sufficient shares are available. Restrictions on PARS awards lapse in 10 years but can lapse on an accelerated basis if any of the pre-established EPS growth targets are met. Compound EPS growth targets are established at the time of grant for three, five, and seven years. The growth targets for early lapse of restrictions of the PARS grants currently outstanding are as follows:

Number of Years	Compound EPS Growth Target
3	15%
5	10%
7	7%

At the discretion of the Committee, the calculation of EPS excludes the impact of certain accounting changes and certain gains or losses. A participating executive also must remain with the Company for the specified period of time. The realized value from the grant is tied to the Company’s stock price. PARS awards entitle executives to receive dividends (if any) on the shares.

Stock Options. Stock options were granted in 2012, and the Committee plans to continue granting stock options annually to the extent sufficient shares are available. A stock option rewards an executive as the Company’s stock price increases above the price of the award at the time it was granted. Vesting of stock options granted to the named executive officers generally occurs annually over a three-year period.

Pension and Other Retirement Benefits

Qualified and non-qualified retirement plans, as well as an executive life insurance program, were designed to provide retirement income to executives and their beneficiaries, who contributed to the long-term success of the Company. Qualified retirement plans (i.e., Media General Advantage Retirement Plan and 401(k) Plan) were generally available to a broad range of employees, including named executive officers. Non-qualified retirement plans (i.e., ERISA Excess Plan, Supplemental Executive Retirement Plan, Deferred Compensation Plan and Supplemental 401(k) Plan) were generally designed to provide benefits where federal benefit and compensation limitations would limit the benefits available to an executive under the qualified retirement plans. Each qualified and non-qualified plan is described more fully in the narrative discussion following the Pension and Non-Qualified Deferred Compensation tables.

As indicated above, John A. Schauss retired on June 29, 2012. Pursuant to a separation and release agreement, the Company paid Mr. Schauss severance in the amount of $1,325,000 in 2012. The Company has not entered into any employment, severance, post-employment consulting or termination payment agreements with any of the other named executive officers.

Perquisites and Other Personal Benefits

While not a material component of the Company’s executive compensation programs, the Company does provide its named executive officers a limited number of perquisites as described below:

•	The Company pays for the cost of certain club memberships primarily to facilitate business relationships.

•

Spouses may, on a limited basis, accompany the executive officer when traveling to certain industry conferences and other business-related functions. Reasonable expenses related to such travel are reimbursed.

•

The Company offers tax preparation and financial planning services to its executive officers to reduce the amount of time and attention that the officer must devote to such activities and to ensure that the officer’s tax returns comply with IRS regulations. The services are considered taxable to the officer, and the officer pays the associated income taxes.

•

The Company ceased its executive automobile program in 2010. At that time, executive officers were given the option of purchasing the automobile at its fair market value upon termination of the program. However, the Company maintained a program for Company owned automobiles for certain positions, due to the level of travel required. Messrs. Conschafter and Cottingham each oversee the geographic regions and participate in the program. The officer is not prohibited from using the automobiles for non-business purposes, but is responsible for paying the associated income taxes.

•	Annual physical examination costs (and diagnostic tests) are reimbursed as part of the Company’s overall health benefit package for senior management.

•

Home security services are offered in order to provide mutual protection to the executive officer and the Company. The services are considered personal income for which the officer pays the associated income taxes.

The Company sold its share of an aircraft in 2012. No executive officers used the aircraft for personal travel in 2012.

Timing of Equity-Based Compensation Awards

Equity-based awards are based on the closing price on the day of grant. The Company typically grants equity-based awards on the same day that the Company releases fourth quarter and full-year earnings for the previous year.

Stock Ownership Guidelines

The Company strongly encourages select executives (including its executive officers) to retain at least 50% of remaining shares upon exercise of stock options or upon the release of restrictions on PARS, after shares have been sold to cover the cost of exercise and any taxes due. While the Company continues to believe that ownership of stock aligns executives’ interest with those of its Stockholders and signals executives’ continued commitment to the Company, the Company believes it appropriate in the current economic environment to allow all employees to fully benefit from a recovery of its stock price. Therefore, the Company waived this stock ownership guideline for exercises of stock options granted prior to 2010. The Company does not anticipate waiving the guideline for subsequent grants of equity awards.

Accounting and Tax Issue Effects on Executive Compensation

Accounting and tax issues are explicitly considered in setting compensation policies, especially with regard to the Company’s choice of long-term incentive types. The Company chooses to grant stock options and PARS due in part to the fixed plan accounting treatment prescribed by U.S. generally accepted accounting principles for those awards. For both types of awards, the expense per share granted is substantially fixed at the grant date, although actual forfeitures that differ from original estimates can cause adjustment. The Company’s performance relative to the pre-set EPS targets under the PARS plan is reviewed at least annually. Any necessary adjustments are recognized prospectively, based on the remaining term over which the restrictions are expected to lapse. In addition to the impact accounting treatment has had in the selection of long-term incentive types, the Company also regularly quantifies the overall expense arising from the compensation program.

With regard to policies on IRS limits (Section 162(m)) on the deductibility of compensation, the Committee generally seeks to maximize the deductibility of compensation paid to executive officers. However, it also recognizes that the payment of compensation that cannot be deductible because of the application of 162(m) may, at times, be in the best interests of the Company and, therefore, the Committee maintains flexibility to make compensation awards that are non-deductible, including, in particular, awards of PARS.

Advisory Vote on Executive Compensation

The Committee considered the results of the 2012 Class B Shareholder advisory vote on executive compensation with respect to its compensation policies and practices.

Report of the Compensation Committee

The Compensation Committee has reviewed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with the management of the Company, and the Committee has recommended that the CD&A be included in this Proxy Statement and filed with the Securities and Exchange Commission.

The Compensation Committee

Coleman Wortham III, Chairman

Scott D. Anthony

Rodney A. Smolla

Summary Compensation Table

The following table sets forth total compensation for 2012, 2011, and 2010 for the Company’s Vice Chairman (who served as President and Chief Executive Officer throughout 2012), its Chief Financial Officer, and the three other most highly compensated executive officers as of December 31, 2012, including its current President and Chief Executive Officer (who served as Chief Operating Officer and Vice President of Growth & Performance during 2012). The table also includes total compensation for the Company’s former Vice President of Market Operations. Please note, as described in the footnotes below, that total compensation includes equity-based compensation (i.e., stock awards and option awards) and certain compensation paid in-kind (e.g., certain perquisites). Therefore, total compensation reflected below includes both cash and non-cash compensation attributable to the named executive officer during the year.

Name and Principal Position	Year	Salary (1)	Stock Awards (PARS) (2)	Option Awards (Stock Options) (3)	Non-Equity Incentive Plan Compensation (Annual Incentive Plan) (4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Marshall N. Morton,	2012	$938,700	$440,730	$157,530	$995,386	$643,721	$59,477	$3,235,544
Vice Chairman	2011	884,544	—	116,100	—	373,825	64,071	1,438,540
(CEO in 2012)	2010	938,700	570,490	194,081	—	218,702	64,740	1,986,713
George L. Mahoney,	2012	565,000	134,958	48,327	324,358	800,565	106,216	1,979,424
President and	2011	498,965	—	31,992	—	595,392	74,096	1,200,445
Chief Executive	2010	516,700	145,070	49,327	—	413,807	92,424	1,217,328
Officer
(COO in 2012)
James F. Woodward,	2012	345,000	82,668	29,637	219,500	119,218	53,214	849,237
Vice President- Finance and Chief Financial Officer	2011	290,481	—	12,642	—	79,412	55,418	437,953
	2010	281,000	67,640	23,050	—	50,007	38,282	459,979

James R. Conschafter,	2012	381,333	59,760	21,360	187,838	95,738	25,218	771,247
Vice President of	2011	351,481	—	15,738	—	71,922	24,006	463,147
Broadcast Markets	2010	339,000	74,760	25,355	—	50,111	2,607	491,833
John R. Cottingham,	2012	354,583	54,780	19,491	158,829	55,756	27,064	670,503
Vice President of	2011	320,385	—	14,448	—	42,771	22,872	400,476
Broadcast Markets	2010	329,700	74,760	25,355	—	31,063	16,472	477,350
John A. Schauss,	2012	237,500	113,544	40,584	151,105	—	1,370,118	1,912,851
former Vice President,	2011	416,442	—	26,574	—	330,926	37,745	811,687
	2010	416,700	120,150	41,029	—	381,406	39,443	998,728
Market Operations

(1)	A 15 day furlough implemented in 2011 did not recur in 2012. Also as indicated in the Non-Qualified Deferred Compensation Table, certain amounts included in the Salary column were deferred.
(2)	Stock awards represent the grant date fair value of shares awarded during the applicable fiscal year under the PARS program. The grant date fair value of PARS is equal to the closing stock price on the date of grant.
(3)	Option awards represent the grant date fair value of stock options. Reference is made to Note 6 of Item 8 of the 2012 Form 10-K, which is incorporated herein by reference, for assumptions made in the valuation of stock options.
(4)	Amounts represent February 2013 payments under the Annual Incentive Plan that were paid because 2012 performance targets were attained (refer to the Grants of Plan-Based Awards Table for further discussion).

(5)	The components of this column for 2012 are shown below. Reported amounts increased for most officers in 2012, due primarily to a 105 basis point decrease in the discount rate used to calculate the present value of accumulated benefits.

Name	Change in Present Value of Accumulated Benefits under Retirement Plan	Change in Present Value of Accumulated Benefits under Supplemental Retirement Plan	Change in Present Value of Accumulated Benefits under ERISA Excess Plan	Total
Marshall N. Morton	$59,036	$584,685	$—	$643,721
George L. Mahoney	68,798	731,767	—	800,565
James F. Woodward	117,099	—	2,119	119,218
James R. Conschafter	47,136	—	48,602	95,738
John R. Cottingham	28,026	—	27,730	55,756
John A. Schauss	23,851	(107,846)	—	(83,995)

Because the aggregate change in accumulated benefits for Mr. Schauss is negative, the amount reported in the Summary Compensation Table is $0.

(6)	The amounts disclosed under this column for the most recent fiscal year (2012) consist of the following:

Name	Annual Company Contributions to Vested Defined Contribution Plans	Dollar Value of Insurance Premiums Paid by the Company With Respect to Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Tax Gross Up Associated with Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Accrued Vacation Payable to Named Executive Officer Upon Retirement	Furlough Repayment Compensation	Severance	Perquisites	Total
Marshall N. Morton	$18,774	$—	$—	$—	$18,052	$—	$22,651	$59,477
George L. Mahoney	5,000	53,408	36,943	—	10,865	—	—	106,216
James F. Woodward	6,800	23,514	16,265	—	6,635	—	—	53,214
James R. Conschafter	7,460	—	—	—	7,558	—	10,200	25,218
John R. Cottingham	6,800	—	—	—	7,212	—	13,052	27,064
John A. Schauss	9,250	—	—	14,615	—	1,325,000	21,253	1,370,118

Perquisites for Messrs. Mahoney and Woodward were less than $10,000 in aggregate and thus are excluded from total compensation. Perquisites include the incremental cost to the Company for each of the other named executive officers, of the reimbursement of the cost of certain club memberships and the cost of certain tax preparation and financial planning services. Mr. Morton was also reimbursed for spousal travel costs on business trips and the cost of home security services paid by the Company. Perquisites for Messrs. Conschafter and Cottingham also include personal usage of Company-owned automobiles.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of annual incentive awards, PARS, and stock options for 2012 for each named executive officer.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Annual Incentive Plan)			All Other Stock Awards: Number of Shares of Stock or Units (PARS) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock (PARS) and Option Awards ($)
Name	Grant Date	Threshold	Target	Maximum
Marshall N. Morton	1/26/2012	$352,013	$704,025	$1,408,050
	1/26/2012				88,500			$440,730
	1/26/2012					59,000	$4.98	157,530
George L. Mahoney	1/26/2012	127,125	254,250	527,569
	1/26/2012				27,100			134,958
	1/26/2012					18,100	4.98	48,327
James F. Woodward	1/26/2012	77,625	155,250	310,500
	1/26/2012				16,600			82,668
	1/26/2012					11,100	4.98	29,637
James R. Conschafter	1/26/2012	68,640	137,280	329,472
	1/26/2012				12,000			59,760
	1/26/2012					8,000	4.98	21,360
John R. Cottingham	1/26/2012	63,825	127,650	306,360
	1/26/2012				11,000			54,780
	1/26/2012					7,300	4.98	19,491
John A. Schauss	1/26/2012	106,876	213,750	427,500
	1/26/2012				22,800			113,544
	1/26/2012					15,200	4.98	40,584

Annual Incentive Plan Awards

Annual incentive payouts for 2012 were based on performance goals established by the Compensation Committee in January 2012 with a minimum attainment of at least 80% of the performance goal (the Threshold) to trigger any payout and a maximum possible payout at 150% of the performance goal. At its January 2013 meeting, the Compensation Committee made a final determination of annual incentive payouts as shown in the Summary Compensation Table.

Executive officers who terminate employment, or who are terminated by the Company prior to the end of the fiscal year, are not eligible to receive an annual incentive payout for that fiscal year. However, executive officers who retire and are at least 55 years of age, with five years of service, typically are eligible to receive a prorated annual incentive payout based on the full year’s actual attained results; the same provision is applicable in the event of death or disability. Mr. Schauss received a prorated annual incentive payout.

Performance-Accelerated Restricted Stock Awards

All Other Stock Awards represent grants of PARS which are typically awarded biennially and vest at the end of a 10-year period after grant. If certain pre-established earnings per share targets are achieved, vesting may accelerate to either a three, five or seven-year period.

PARS recipients are entitled to all the ownership rights of other Class A Stockholders including dividends. However, PARS cannot be sold or traded, and the ownership reverts to the Company upon termination of employment. Upon death, disability or retirement after attaining age 63, executive officers vest in a pro rata portion of the shares awarded (which assumes ratable vesting over a 10-year period). As discussed further below, Mr. Morton vested in a pro rata portion of his PARS upon his retirement in 2012. Mr. Schauss forfeited his PARS upon his retirement.

Stock Option Awards

All Other Option Awards represent the number of options of Class A Stock granted under the Long-Term Incentive Plan. Options historically have been awarded each January and expire 10 years after the grant date. Vesting occurs annually over a three-year period. Options granted in 2012 vest immediately upon death, disability or retirement after age 63 with 10 years of service (provided that the grantee was employed on December 31, 2012). Upon termination of employment, the employee generally has up to 12 months thereafter to exercise a vested option. Mr. Morton immediately vested in his 2012 options upon his retirement. Mr. Schauss forfeited his 2012 options upon his retirement.

The exercise price of an option represents the closing price of Class A Stock on the date of grant. The grant date typically occurs on the day of the Compensation Committee and Board of Director meetings, which are historically scheduled on the day the Company issues its fourth quarter and full-year earnings release.

Outstanding Equity Awards Table

The following table provides a detail of outstanding stock options and PARS awards for each named executive officer as of December 31, 2012.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/12 ($)
Marshall N. Morton	11/17/1989	8,000	—	$32.5000	12/31/2015
	1/29/2003	22,800	—	56.0250	1/29/2013
	1/28/2004	22,100	—	63.2300	12/31/2013
	1/27/2005	24,700	—	63.1800	12/31/2013
	1/26/2006	52,300	—	49.6600	12/31/2013
	1/29/2008	42,100	—	20.3000	12/31/2013
	1/29/2009	42,100	—	2.1600	12/31/2013
	1/28/2010	42,100	—	8.9000	12/31/2013
	1/27/2011	45,000	—	5.2000	12/31/2013
	1/26/2012	59,000	—	4.9800	12/31/2013
George L. Mahoney	1/29/2003	5,800	—	$56.0250	1/29/2013
	(PARS) 1/29/2003					7,500	$32,250
	1/28/2004	5,700	—	63.2300	1/28/2014
	1/27/2005	7,300	—	63.1800	1/27/2015
	(PARS) 1/27/2005					9,100	39,130
	1/26/2006	12,100	—	49.6600	1/26/2016
	1/29/2008	9,200	—	20.3000	1/29/2018
	(PARS) 1/29/2008					18,500	79,550
	1/28/2010	7,133	3,567	8.9000	1/28/2020
	(PARS) 1/28/2010					16,300	70,090
	1/27/2011	4,134	8,266	5.2000	1/27/2021
	1/26/2012	—	18,100	4.9800	1/26/2022
	(PARS) 1/26/2012					27,100	116,500
James F. Woodward	1/29/2003	2,200	—	$56.0250	1/29/2013
	1/28/2004	2,400	—	63.2300	1/28/2014
	1/27/2005	2,800	—	63.1800	1/27/2015
	1/26/2006	5,100	—	49.6600	1/26/2016
	1/29/2008	2,400	—	20.3000	1/29/2018
	(PARS) 1/29/2008					4,800	$20,640
	1/29/2009	5,000	—	2.1600	1/29/2019
	1/28/2010	3,333	1,667	8.9000	1/28/2020
	(PARS) 1/28/2010					7,600	32,680
	1/27/2011	1,634	3,266	5.2000	1/27/2021
	1/26/2012	—	11,100	4.9800	1/26/2022
	(PARS) 1/26/2012					16,600	71,380
James R. Conschafter	1/29/2003	6,800	—	$56.0250	1/29/2013
	1/28/2004	7,000	—	63.2300	1/28/2014
	1/27/2005	8,500	—	63.1800	1/27/2015
	1/26/2006	12,400	—	49.6600	1/26/2016
	1/29/2008	18,500	—	20.3000	1/29/2018
	1/29/2009	12,333	—	2.1600	1/29/2019
	1/28/2010	3,667	1,833	8.9000	1/28/2020
	(PARS) 1/28/2010					8,400	36,120
	1/27/2011	2,034	4,066	5.2000	1/27/2021
	1/26/2012	—	8,000	4.9800	1/26/2022
	(PARS) 1/26/2012					12,000	51,600

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/12 ($)
John R. Cottingham	1/29/2003	5,000	—	$56.0250	1/29/2013
	1/28/2004	5,500	—	63.2300	1/28/2014
	1/27/2005	6,800	—	63.1800	1/27/2015
	1/26/2006	11,100	—	49.6600	1/26/2016
	1/29/2008	18,000	—	20.3000	1/29/2018
	1/29/2009	12,000	—	2.1600	1/29/2019
	1/28/2010	3,667	1,833	8.9000	1/28/2020
	1/27/2011	1,867	3,733	5.2000	1/27/2021
	(PARS) 1/28/2010					8,400	36,120
	1/26/2012	—	7,300	4.9800	1/26/2022
	(PARS) 1/26/2012					11,000	47,300
John A. Schauss	(PARS) 1/29/2003	2,800	—	$56.0250	1/29/2013
	1/28/2004	2,900	—	63.2300	6/29/2013
	(PARS) 1/27/2005	5,200	—	63.1800	6/29/2013
	1/26/2006	9,200	—	49.6600	6/29/2013
	(PARS) 1/29/2008	7,400	—	20.3000	6/29/2013
	1/29/2009	5,933	—	2.1600	6/29/2013
	(PARS) 1/28/2010	5,933	—	8.9000	6/29/2013
	1/27/2011	3,434	—	5.2000	6/29/2013

(1)	The remaining unexercisable options awarded on 1/28/10 vested on 1/28/13; the unexercisable options awarded on 1/27/11 vest evenly on 1/27/13 and 1/27/14. One-third of the options awarded on 1/26/12 vested on 1/26/13, one-third vest on 1/26/14, and one-third vest on 1/26/15.
(2)	Restrictions on PARS awards granted on 1/29/03 automatically lapsed on 1/29/13; restrictions on PARS awards granted on 1/27/05 automatically lapse on 1/27/15; restrictions on PARS awards granted on 1/29/08 automatically lapse on 1/29/18; restrictions on PARS awards granted on 1/28/10 automatically lapse on 1/28/20; and restrictions on PARS awards granted on 1/26/12 automatically lapse on 1/26/22, unless performance exceeds pre-set targets.

Option Exercises and Stock Vested Table

The following table provides information with respect to stock options exercised and restrictions released on PARS upon Mr. Morton’s December 31, 2012, retirement.

	Stock Options		Stock Awards
	Number of Shares	Value	Number of Shares	Value
Name	Acquired on Exercise (#)	Realized on Exercise ($)	Acquired on Vesting (#)	Realized on Vesting ($)
Marshall N. Morton	—	—	121,933	$524,312
George L. Mahoney	7,133	14,765	—	—
James F. Woodward	—	—	—	—
James R. Conschafter	—	—	—	—
John R. Cottingham	—	—	—	—
John A. Schauss	—	—	—	—

Pension Benefits Table

The following table provides information regarding estimated pension benefits for each of the named executive officers as of and for the fiscal year ended December 31, 2012. For purposes of calculating the present value of accumulated benefits in the table below, the normal retirement age (the age at which the participant is eligible for unreduced benefits) is age 65 for the Media General Advantage Retirement and ERISA Excess plans and age 63 for the Supplemental Retirement Plan. All of the foregoing plans have been fully frozen as explained below. Reference is made to Note 7 of Item 8 of the 2012 Form 10-K, which is incorporated herein by reference, for assumptions made in valuing the pension benefits below.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Marshall N. Morton	Media General Advantage Retirement Plan	17	$635,663	$—
	Supplemental Retirement Plan	15	8,207,599	—
George L. Mahoney	Media General Advantage Retirement Plan	14	416,526	—
	Supplemental Retirement Plan	15	4,416,533	—
James F. Woodward	Media General Advantage Retirement Plan	23	513,945	—
	ERISA Excess Plan	23	9,300	—
John R. Conschafter	Media General Advantage Retirement Plan	9	290,308	—
	ERISA Excess Plan	9	299,339	—
James R. Cottingham	Media General Advantage Retirement Plan	6	183,819	—
	ERISA Excess Plan	6	181,875	—
John A. Schauss	Media General Advantage Retirement Plan	6	145,707	—
	Supplemental Retirement Plan	9	1,743,798	—

(1)	Years of credited plan service under the Media General Advantage Retirement and ERISA Excess plans reflect the officer’s years of service through December 31, 2006. The maximum number of years of credited plan service under the Supplemental Retirement Plan is 15 years. Years began to be counted following admission to the Supplemental Retirement Plan and accrued through January 31, 2010.

Media General Advantage Retirement Plan

The Media General Advantage Retirement Plan is a funded, qualified, non-contributory defined benefit plan which covers substantially all full time employees hired before January 1, 2007. Employees become fully vested in plan benefits upon the earlier of completing five years of service or reaching age 65. Plan benefits begin either upon normal or late retirement after age 65 or upon early retirement after age 55 with at least ten years of service. Messrs. Morton and Schauss will begin receiving retirement benefits in 2013 as described further below.

Each employee’s retirement benefit is based on a formula that uses average monthly compensation (salary and non-equity incentive awards), Social Security wages, and years of benefit service as its key inputs. Additional years of service are not granted under the plan. This aspect of the plan was frozen, effective December 31, 2006, and participants received years of service credit through that date or their date of termination, if earlier. The total amount of compensation to be factored into the benefit payment is subject to a federal limit. Due to an April 2009 plan amendment, compensation earned after May 31, 2009, does not increase accrued benefits, and the plan became fully frozen at that time.

Messrs. Conschafter, Cottingham and Mahoney are eligible to receive retirement benefits if they elect to retire early. Benefits for any employee who elects early retirement are calculated in a manner similar to that described above; however, the amount of benefit is reduced by a formula based on retirement age.

Married participants are paid a joint and 100% survivor annuity, with the accrued benefit paid monthly over the life of the retiree. Upon the retiree’s death, 100% of this benefit is paid monthly to the surviving spouse. Participants alternatively may elect a life-only annuity payment, fixed payments for life plus 10 years, leveling payments (which consider the effects of Social Security payments), a joint and 50% survivor annuity, a joint and 66.67% survivor annuity or, for total retirement benefit amounts under $10,000, a lump-sum payment.

ERISA Excess Plan

The ERISA Excess Benefit Plan (ERISA Excess) is an unfunded, non-qualified, non-contributory defined benefit plan which operates in substantially the same manner as the qualified plan described above; however, retirement benefits are not subject to the federal limit. ERISA Excess plan amendments coincided with amendments to the qualified plan. Consequently, the ERISA Excess Plan was fully frozen in 2009.

Supplemental Retirement Plan

The Supplemental Retirement Plan (SERP) is an unfunded, non-qualified, non-contributory defined benefit plan which provides selected employees with the opportunity to receive a retirement benefit that exceeds the limitations of the qualified defined benefit plan along with certain additional benefits. SERP participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of plan service and are eligible to receive an unreduced retirement benefit upon reaching age 63 with 15 years of plan service. The Company amended the plan twice during 2009. As a result, retirement benefits are based on final average earnings as of May 31, 2009, and service provided after January 31, 2010, does not increase the retirement benefit. Mr. Schauss will receive reduced benefits beginning in 2013. Due to the plan freeze, Mr. Schauss did not receive additional years of credited service beyond January 31, 2010. Mr. Morton will receive unreduced retirement benefits following his December 31, 2012, retirement. Mr. Mahoney is eligible to receive reduced early retirement benefits upon retirement.

The SERP benefit is based on a formula that uses as its key inputs average annual compensation (salary and non-equity incentive awards) for the five calendar years during which compensation was highest, together with years of plan service. As stated above, compensation earned after May 31, 2009, does not increase accrued benefits. The minimum possible benefit, for par-

ticipants age 55 with one year of plan service, is 2.5% of average annual compensation. Plan participants age 63 with 15 years of plan service receive a maximum combined benefit under the SERP and qualified pension plan equal to 55% of the participant’s average annual compensation.

If a plan participant becomes disabled and is unable to return to work for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit. The benefit is determined as the excess of the employee’s base salary and incentive award as of May 31, 2009, (adjusted for Social Security benefits) over any other compensation, including self-employment income, received by the employee.

After retirement, SERP participants are prohibited from engaging in any business that is in competition with the Company’s business without the written consent of the Company. Accrued benefits for participants who violate this non-compete clause are subject to forfeiture.

Upon retirement, married participants receive an annuity benefit whereby the accrued benefit is paid monthly over the lifetime of the employee. Upon death, the plan participant’s spouse continues to receive a lower monthly benefit. Participants may also irrevocably elect to receive a reduced benefit in exchange for at least 120 monthly benefit payments to the employee and spouse. The present value of an unmarried participant’s death benefit is payable in a lump-sum to the participant’s estate if he or she was an employee at the time of death.

Non-Qualified Deferred Compensation Table

The following table summarizes, for each named executive officer, the activity during the last fiscal year related to the Company’s non-qualified deferred compensation plans.

Name	Plan Name	Executive Contributions in last FY ($) (1)	Registrant Contributions in last FY ($) (1)	Aggregate Earnings in last FY ($) (2)	Aggregate Withdrawals/ Distributions in last FY ($)	Aggregate Balance at last FYE ($) (3)
Marshall N. Morton	Deferred Compensation Plan	$—	$—	$352,823	$—	$2,926,473
	Supplemental 401(k) Plan	50,000	13,774	16,927	—	366,577
George L. Mahoney	Supplemental 401(k) Plan	—	—	4,626	—	86,486
James F. Woodward	Supplemental 401(k) Plan	1,800	1,800	60	—	6,356
James R. Conschafter	Deferred Compensation Plan	—	—	42,685	—	399,529
	Supplemental 401(k) Plan	3,000	2,460	5,443	—	53,263
John R. Cottingham	Supplemental 401(k) Plan	7,500	1,800	2,327	—	64,539
John A. Schauss	Deferred Compensation Plan	—	—	16,232	—	129,354
	Supplemental 401(k) Plan	5,000	4,500	3,435	—	72,319

(1)	Amounts reported as executive contributions are included in the salary column of the Summary Compensation Table for each executive. Amounts reported as registrant contributions are included in the all other compensation column of the Summary Compensation Table for each executive.
(2)	Aggregate earnings represent interest and dividends earned as well as unrealized gains and losses.

(3)	The aggregate balance includes amounts previously reported in the Summary Compensation Table for each named executive officer as follows:

Name	Plan Name	Amounts Included in 2011 Total Compensation	Amounts Included in 2010 Total Compensation
Marshall N. Morton	Supplemental 401(k) Plan	$62,874	$49,000
George L. Mahoney	Supplemental 401(k) Plan	10,800	—
James F. Woodward	Supplemental 401(k) Plan	2,000	—
James R. Conschafter	Supplemental 401(k) Plan	5,560	—
John R. Cottingham	Supplemental 401(k) Plan	8,700	—
John A. Schauss	Supplemental 401(k) Plan	13,700	10,000

Deferred Compensation Plan

Generally, participants in the Deferred Compensation Plan are employees who earn amounts over certain qualified plan limits. Prior to the plan being frozen on January 1, 2012, participants were able to elect to defer, on a pre-tax basis, up to 80% of their annual salary and up to 100% of their non-equity incentive awards and earn a tax-deferred return on these amounts. Elections to defer salary and non-equity incentive awards were required to have been made in the year prior to the year the compensation was earned.

Employees who currently participate can select from a combination of seven “phantom” equity and bond funds. Unlike a 401(k) plan, the obligation resides with the Company and earnings are credited to each participant’s account based on hypothetical rather than actual investment activity. Prior to 1999, participants had the option to participate in a variable interest account, which earned income based on the same interest rate applicable to the Company’s long-term borrowings. Some participants continue to maintain a portion of their balance in this account. Investment choices can be changed at any time; however, no amounts can be transferred into the variable interest account. The Plan’s funds had returns ranging from approximately 0.06% to 18.48% during 2012.

The allowable methods of distribution, which must be elected prior to or at the time of the deferral, are summarized below:

•

Retirement or death after retirement – participants can elect to receive a lump sum or annual payments of up to 20 years upon attaining the age of early retirement (defined in this plan as at least age 55 with 5 years of service). In case of death, the designated beneficiary will receive any remaining annual payments.

•	Termination of employment, disability, or death prior to retirement – amounts will be paid to the participant or designated beneficiary in a lump sum or in annual payments of up to 10 years.

•	Interim distributions – participants who are actively employed and who have fulfilled the three-year waiting period can receive all or a portion of one year’s deferral plus accrued earnings.

Messrs. Morton and Schauss will begin receiving distributions in 2013 as discussed further below.

Supplemental 401(k) Plan

The Supplemental 401(k) Plan is a non-qualified plan which permits certain executives to defer amounts that are above the federal 401(k) limit and obtain Company matching funds and earnings on those deferrals. The maximum annual amount that can be deferred into the supplemental plan is indexed to the federal maximum defined contribution level ($50,000 in 2012). Prior to 2008, all participant account balances were invested in Media General Class A Stock held by a third-party trust. Beginning in 2008, participants over age 55 had the option to invest in a range of equity and bond funds (13 in 2012) in addition to Class A Stock. The Plan’s funds reflect returns ranging from .01% to 22% during 2012.

Prior to April 2009, the employer matching contribution was equal to the lesser of: a) 100% of the participant’s contribution or b) 5% of the participant’s salary, non-equity incentive plan awards and flexible credits (used for purposes of maintaining healthcare insurance and other benefits offered to all employees), minus the government’s qualified contribution earnings limit ($250,000 in 2012). The Company suspended the match on the Supplemental 401(k) Plan effective April 1, 2009; however, effective January 1, 2011, the Company reinstated the match up to a maximum of 2% of an eligible and participating employee’s salary.

Upon termination of employment for any reason, the participant (or beneficiary) receives a cash distribution. Participants are able to select the timing of payment (minimum of 6 months after separation and a maximum of 10 years after separation) provided the election was made at the time of deferral or prior to December 31, 2008, for amounts previously deferred. Participants cannot receive any distributions (including loans) while actively employed.

Messrs. Morton and Schauss will be paid their remaining account balances in 2013 as discussed further below.

Potential Payments Upon Termination or Change-in-Control

The Company provides no benefits to any employee, including named executive officers, in the event of a change-in-control. Pursuant to a separation and release agreement, the Company paid Mr. Schauss severance in 2012. The Company has no agreements to provide incremental benefits to the other named executive officers in the event of pre-retirement termination (voluntary or involuntary). As summarized in the accompanying table, the Company maintains certain plans that require the Company to provide compensation to named executive officers of the Company in the event of retirement, death or disability; the provisions generally apply to all participants of a particular plan equally. The accompanying table excludes plans that are available generally to all salaried employees. As the named executive officers are vested in their account balances under the previously described Deferred Compensation and Supplemental 401(k) plans, reference to those plans is also excluded.

Executive Benefits and Payments Upon Specified Triggering Event	Retirement	Disability	Death
Compensation:
Performance-Accelerated Restricted Shares (PARS)	Upon retirement after age 63, a pro rata portion of the restricted shares becomes vested (which assumes ratable vesting over a 10-year period).	Upon disability, a pro rata portion of the restricted shares becomes vested.	Upon death, a pro rata portion of the restricted shares becomes vested.
Stock Options	Options become fully vested after age 63 with 10 years of service, provided the individual is employed on December 31 of the year of grant.	Upon disability, all options become fully vested.	Upon death, all options become fully vested.
Annual Incentive Plan	Employees who retire (age 55 or older with at least five years of service) are typically eligible to receive a prorated incentive award based on the full year’s actual attained results.	Employees who become disabled (age 55 or older with at least five years of service) are typically eligible to receive a prorated incentive award based on the full year’s actual attained results.	Upon death, employees (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year’s actual attained results.
Benefits and Perquisites:
Supplemental Retirement Plan (SERP)	SERP participants are eligible to receive an unreduced retirement benefit upon reaching age 63 with 15 years of plan service. Participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of service. Because the plan is now frozen, participants do not receive credit for additional earnings or years of service.	If a SERP participant becomes
disabled for an indefinite
period of time, the participant
becomes eligible to receive a
supplemental benefit which
effectively maintains their
current compensation as of
May 31, 2009 (salary and
non-equity incentive award)
during the period of disability.	A participant’s spouse receives
80 percent of the amount to
which the participant was
entitled, less payments due
under the qualified pension
plan. Unmarried participants’
estates receive a lump-sum
payment if the participants
were employees at the time of
death.
ERISA Excess Plan (ERISA Excess)	Other than the maxiumum amount of benefit, retirement provisions operate in substantially the same manner as the qualified retirement plan. Because the plan is now frozen, participants do not receive credit for additional earnings or years of service.	Other than the maxiumum amount of benefit, disability provisions operate in substantially the same manner as the qualified retirement plan.	Other than the maxiumum amount of benefit, death provisions operate in substantially the same manner as the qualified retirement plan.
Life Insurance Premiums Paid on Behalf of Officer and Associated Tax Gross Up	Retired employees (age 55 or older with five or more years of service) are eligible for continued Company-paid life insurance premium and tax gross-up payments until age 65. The targeted death benefit is generally equal to 150% of compensation (salary and non-equity incentive award target).	For disabled employees, the
targeted death benefit is
generally equal to 300% of
final compensation up to age
55. The targeted death
benefit generally decreases to
150% of compensation
		between ages 55 to age 65.	For active employees who die prior to age 65, the targeted death benefit is generally equal to 300% of compensation.
Retirement Transition Planning Program	Retiring participants age 55 or older are eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.	Disabled employees age 55 or
older are also eligible for this
program, however the
Company must select the
executives for participation.
Participants receive tax and
financial planning services for
the tax year of retirement as
well as the tax year
immediately following the
year of retirement.	If an executive was a
participant or was selected for
participation at the time of his
death, the surviving spouse is
eligible for benefits. The
surviving spouse would receive
tax and financial planning
services for the tax year of
retirement as well as the tax
year immediately following the
year of retirement.

Mr. Morton retired as President and Chief Executive Officer of the Company on December 31, 2012. On the date of his retirement, Mr. Morton had restrictions released on 121,933 PARS with a December 31, 2012, fair value of approximately $524,000. As of December 31, 2012, Mr. Morton had outstanding stock options for 360,200 shares with an intrinsic value of approximately $90,000. On January 29, 2013, 22,800 of these stock options expired. If Mr. Morton does not exercise his stock options prior to December 31, 2013, all but 8,000 of the remaining awards will be cancelled. In February 2013, Mr. Morton received an annual incentive award payment of $995,386.

Mr. Morton is a participant in the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. In 2013, he will begin receiving an annual benefit of approximately $42,600, which is paid in monthly installments, under the qualified plan and he will receive an annual benefit of approximately $566,200 under the SERP, to be paid in monthly installments. In 2013, Mr. Morton will begin receiving distributions of his remaining Deferred Compensation and Supplemental 401(k) account balances. Mr. Morton was selected to participate in the Retirement Transition Planning Program which is described in the chart above.

If disability or death had occurred as of December 31, 2012, Mr. Mahoney, or his estate would have immediately vested in 30,976 PARS with a market value of approximately $133,000. He or his estate also would have immediately vested in an additional 29,933 stock options, which would have had an aggregate intrinsic value of $0. The Company currently pays life insurance premiums and related tax gross-up of approximately $90,000 per year on Mr. Mahoney’s behalf. Upon retirement, the Company would continue to pay the premiums and related tax gross-up due (if any) until age 65.

If disabled, in addition to the benefits described above, Mr. Mahoney is eligible to receive a supplemental benefit pursuant to the SERP plan which would effectively maintain his compensation level as of May 31, 2009 (salary and non-equity incentive award) during the period of disability but not beyond retirement age. SERP benefits are subject to a non-compete clause, as discussed previously.

If disability or death had occurred as of December 31, 2012, Mr. Woodward, or his estate, would have immediately vested in 6,098 PARS with a market value of approximately $26,000. He or his estate also would have immediately vested in an additional 16,033 stock options, which would have had an aggregate intrinsic value of $0.

If disability or death had occurred as of December 31, 2012, Mr. Conschafter, or his estate, would have immediately vested in 3,550 PARS with a market value of approximately $15,000. He or his estate also would have immediately vested in an additional 13,899 stock options, which would have had an aggregate intrinsic value of $0.

If disability or death had occurred as of December 31, 2012, Mr. Cottingham, or his estate, would have immediately vested in 3,458 PARS with a market value of approximately $15,000. He or his estate also would have immediately vested in an additional 12,866 stock options, which would have had an aggregate intrinsic value of $0.

Mr. Schauss retired as an executive officer of the Company on June 29, 2012, and forfeited all of his outstanding PARS. As of December 31, 2012, Mr. Schauss had outstanding stock options of 42,800 shares with an intrinsic value of approximately $13,000. On January 29, 2013, Mr. Schauss exercised 5,933 of these stock options and 2,800 stock options expired. If Mr. Schauss does not exercise his stock options, prior to June 29, 2013, all of the remaining awards will be cancelled. Upon his retirement, Mr. Schauss was paid severance of $1,325,000 pursuant to a separation and release agreement. In February 2013, Mr. Schauss received a prorated annual incentive award payment of $151,105.

Mr. Schauss is a participant in the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. In 2013, he will begin receiving an annual benefit of approximately $8,000, which is paid in monthly installments, under the qualified plan, and he will receive an annual benefit of approximately $93,600 under the SERP, to be paid in monthly installments. In 2013, Mr. Schauss will begin receiving distributions of his remaining Deferred Compensation and Supplemental 401(k) account balances. Mr. Schauss was selected to participate in the Retirement Transition Planning Program which is described in the chart above.

The obligation to pay death benefits to the beneficiary of each named executive officer pursuant to a variable universal life insurance policy is that of the insurance company; the Company only pays the insurance premiums on behalf of the named executive officer. In 2012, the Company paid insurance premiums only on behalf of Messrs. Mahoney and Woodward. The table below quantifies the approximate life insurance proceeds that would have been payable (by the insurance company) to the beneficiary of each named executive officer if a triggering event had occurred as of December 31, 2012:

Named Executive Officer	Estimated Life Insurance Benefit as of December 31, 2012
Marshall N. Morton	$4,917,000
George L. Mahoney	3,654,000
James F. Woodward	1,720,000
James R. Conschafter	—
John R. Cottingham	—
John A. Schauss	2,066,000

DIRECTOR COMPENSATION

Overview of the Company’s Director Compensation Philosophy

The Company’s Director compensation program is designed to align the interests of the Chairman and the Outside Directors (i.e., Directors who had not at any time served as an employee of the Company) with those of the Company’s Stockholders and to provide competitive current compensation for services to the Board. The Compensation Committee, with the assistance of outside consultants, periodically reviews and modifies the Company’s Director compensation system to ensure that these objectives continue to be met.

Chairman and Vice Chairman Compensation

J. Stewart Bryan III, retired as an executive officer of the Company in 2008. Mr. Bryan continues to serve as the non-executive Chairman of the Board. Mr. Bryan is paid annual cash compensation of $225,000 for his service as non-executive Chairman. The Committee determined that cash compensation was appropriate given Mr. Bryan’s existing stock holdings in the Company. Additionally, Mr. Bryan is entitled to certain perquisites and personal benefits which exceeded $10,000 in 2012 and are described further below.

Mr. Bryan is a beneficiary of the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. He is receiving an annual benefit of approximately $137,000, which is paid in monthly installments, under the qualified plan and an annual benefit of approximately $265,000 under the SERP plan which is paid annually. Mr. Bryan is receiving a total of $406,650 spread over 15 annual installment payments pursuant to the 1985 Deferred Compensation Plan.

Mr. Morton became Vice Chairman on January 1, 2013, and will be paid annual cash compensation of $170,000 for his services. The Committee determined that cash compensation was appropriate given Mr. Morton’s existing stock holdings in the Company.

Outside Director Compensation

Each of the Outside Directors receive an annual retainer of $116,000 for all scheduled Board meetings and two scheduled committee meetings. An additional $1,750 is paid for each unscheduled Board meeting and each committee meeting attended by an Outside Director beyond the two included in the retainer. Pursuant to the Media General, Inc., Directors’ Deferred Compensation Plan, each Outside Director receives 50% of his or her annual compensation, including any additional meeting fees, in deferred Class A stock units and may elect to receive the other half of his or her annual compensation either fully in cash, fully in deferred stock units, or split evenly in cash and deferred stock units. Annual deferral elections must be made prior to the calendar year in which the retainer and additional meeting fees will be earned. In 2012, Messrs. Anthony and Wortham elected to receive all of their annual compensation in deferred stock units. Miss Robertson elected to receive 75% of her compensation in deferred stock units. All other Outside Directors elected to receive 50% of their compensation in cash and 50% in deferred stock units. The retainer and additional meeting fees are paid quarterly.

The number of Class A stock units is determined quarterly, based on the average of the closing trading prices for the last 10 trading days of the preceding calendar quarter. Participant accounts are credited quarterly with amounts that are equivalent to dividends paid (if any) on Class A Stock.

Upon election to the Board of Directors, a Director selects the method of account settlement. Upon termination from the Board for any reason, the Director or beneficiary will be paid by one of the following methods: lump sum cash or common stock payment, lump sum cash or common stock payment (deferred until January 1 of the year following retirement), annual cash or common stock payments ranging from two to ten years. If no election is made, the Director will receive a single common stock distribution as of the date of retirement.

Directors’ Stock Ownership Guideline

To further align the interests of Directors and Stockholders, the Board of Directors adopted a share ownership guideline of 5,300 shares of the Company’s Class A Stock, including deferred Class A stock units. The Board of Directors recommended that this ownership guideline be attained within five years of a Director’s election to the Board.

Total Compensation for the Chairman and Outside Directors

The following table sets forth the components of total compensation during 2012 for the Chairman and Outside Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
J. Stewart Bryan III, Chairman (2)	$225,000	$—	$10,522	$235,522
Scott D. Anthony	—	123,000	—	123,000
Diana F. Cantor	65,000	65,000	—	130,000
Dennis J. FitzSimons	63,250	63,250	—	126,500
Thompson L. Rankin	60,625	60,625	—	121,250
Rodney A. Smolla	65,875	65,875	—	131,750
Carl S. Thigpen	63,250	63,250	—	126,500
Wyndham Robertson (3)	7,250	21,750	—	29,000
Coleman Wortham III	—	131,750	—	131,750

(1)	Amounts in the Stock Awards column reflect the aggregate grant date fair value of Class A Stock units received by each Outside Director during 2012. Pursuant to the Directors’ Deferred Compensation Plan, the following Outside Directors elected to receive Class A Stock units in lieu of cash: Mr. Anthony (13,260 units), Mr. Wortham (14,174 units), and Miss Robertson (1,707). As the Class A Stock units are not settled until the retirement of the Outside Director, the value that is ultimately realized by the Outside Director is subject to changes in the Company’s stock price. The table below illustrates the impact that changes in stock price have on the Outside Director’s stock unit account balance:

	12/25/11 Balance		Units Received		Change in Fair Value	Units Distributed		12/31/12 Balance
Name	(#)	($)	(#)	($)	($)	(#)	($)	(#)	($)
Scott D. Anthony	47,045	$200,882	26,520	$123,000	$(7,552)	—	$—	73,565	$316,330
Diana F. Cantor	64,343	274,745	14,012	65,000	(2,818)	—	—	78,355	336,927
Dennis J. FitzSimons	28,821	123,066	13,592	63,250	(3,940)	—	—	42,413	182,376
Thompson L. Rankin	89,014	380,090	13,010	60,625	(2,012)	—	—	102,024	438,703
Rodney A. Smolla	63,372	270,598	14,175	65,875	(3,021)	—	—	77,547	333,452
Carl S. Thigpen	22,671	96,805	13,592	63,250	(4,124)	—	—	36,263	155,931
Wyndham Robertson	4,029	17,204	5,121	21,750	(614)	(1,343)	(4,770)	7,807	33,570
Coleman Wortham III	132,625	566,309	28,348	131,750	(5,875)	—	—	160,973	692,184

(2)	Compensation for Mr. Bryan included the non-business use of a Company owned automobile, the reimbursement of the cost of certain club memberships, spousal travel costs on certain business trips and the cost of home security services paid directly by the Company. Mr. Bryan is responsible for paying income taxes associated with these perquisites and personal benefits.

(3)	On September 20, 2012, the Board of Directors of Media General appointed Wyndham Robertson to be a Director. Miss Robertson previously served as Director from 1996 to 2005. Her accumulated stock units from her previous tenure are being paid in cash in annual installments over 10 years.

Compensation Committee Interlocks and Insider Participation

During 2012, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, and no member of the Committee was formerly an officer of the Company or any of its subsidiaries. In addition, during 2012, none of the Company’s executive officers served as a member of a compensation committee or on a board of directors of any other entity an executive officer of which served as a member of the Company’s Board of Directors.

Equity Compensation Plan Information as of December 31, 2012

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) *
Equity compensation plans approved by security holders
1966 Selected Employees’ Stock Option Plan	400	$2.31	—
1987 Non-Qualified Stock Option Plan	17,400	36.52	—
1995 Long-Term Incentive Plan	2,081,105	23.29	1,313,226
Equity compensation plans not approved by security holders
None
Total	2,098,905	$23.40	1,313,226

*	The total includes 298,585 shares available for grants of Performance-Accelerated Restricted Stock (PARS). At December 31, 2012, restrictions remained on 214,100 outstanding PARS.

AUDIT-RELATED MATTERS

Audit Committee Financial Experts

The Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts” in accordance with applicable SEC rules. In reaching this conclusion, the Board considered each Audit Committee member’s qualifications in the aggregate, including the following relevant experience:

•

Mrs. Cantor has served as a Director of the Company since 2005 and has been a member of the Audit Committee for each of those years. She is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm, and she is the Chairman of the Virginia Retirement System, where she additionally is a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008 to 2009, she was a Managing Director of New York

Private Bank & Trust, the wealth management division of Emigrant Bank. Her position with New York Private Bank & Trust entailed the oversight and management of wealth management professionals providing a full range of financial services, including financial, estate and tax planning, investment management and trust services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity actively supervised those charged with the preparation of that agency’s financial statements. She also worked closely with the agency’s independent auditors in the preparation, audit, analysis and evaluation of the agency’s financial and actuarial statements, which are included in the Commonwealth of Virginia’s financial reports. She has degrees from the University of Florida (B.S. in Accounting), the University of Miami (M.B.A) and New York University (J.D.). She formerly was an active Certified Public Accountant and is a member of the Virginia, New York and Florida bar associations. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler and held several positions, including Vice President, at Goldman, Sachs & Co. Mrs. Cantor additionally serves as a Director and Chairman of the Audit Committee of Domino’s Pizza, Inc. and as a Director of Universal Corporation.

•

Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago. From 2003 until December 2007, he was the President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation, in which capacity he actively supervised those who prepared that company’s financial statements. He also was the Chairman of Tribune Company from 2004 until 2007, had served as that company’s Chief Operating Officer and, before that, rose through the ranks of Tribune’s Broadcast Division, managing that company’s broadcasting, publishing and interactive groups. He became a Director of the Company in 2009 and has served on the Audit Committee since joining the Board.

•

Mr. Thigpen is an Executive Vice President and the Chief Investment Officer of Protective Life Corporation and has served in those positions for more than five years. Protective Life Corporation is a publicly traded diversified life insurance and financial services company based in Birmingham, Alabama, where Mr. Thigpen is responsible for the management of more than $35 billion in total cash and investments. Mr. Thigpen has been designated a Chartered Financial Analyst by the CFA Institute. He previously served on the Board of Directors and was a member of the Audit Committee of Cavalier Homes, Inc., a New York Stock Exchange company that was acquired by a Berkshire Hathaway subsidiary in 2009.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board. Company management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including a discussion of the suitability, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Committee has discussed with the Company’s independent registered public accounting firm its judgments as to the suitability, not just the acceptability, of the accounting principles adopted by the Company as well as such other matters as are required to be discussed with the Committee by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and under the other applicable standards of the Public Company Accounting Oversight Board (PCAOB). The Committee also has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures and letter received by the Committee from the independent auditors and required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and it has considered whether the auditors’ provision of non-audit services is compatible with the auditors’ independence. It also reviewed the Company’s compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the fiscal year ended December 31, 2012 be included in the Annual Report on Form 10-K for filing with the SEC.

The Audit Committee

Diana F. Cantor, Chairman

Dennis J. FitzSimons

Carl S. Thigpen

Audit and Non-Audit Fees

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services to be performed by the Company’s independent auditors to assure that the provision of these services does not impair the auditors’ independence. Under these policies, the term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. The Company’s annual audit services engagement terms and fees and audit-related services to be provided by the Company’s auditors are subject to specific pre-approval by the Audit Committee. The Audit Committee may pre-approve non-audit services, including tax compliance, tax planning and tax advice, that it believes are appropriate and would not impair an independent accountant’s independence.

The following table presents fees billed by Deloitte & Touche LLP for services provided during fiscal years 2012 and 2011. All services reflected in the fees below were pre-approved by the Audit Committee in accordance with its established procedures.

	2012	2011
Audit Fees (a)	$900,000	$836,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$900,000	$836,000

(a)	Audit Fees include professional services provided for the audit of the Company's annual financial statements as well as reviews of the Company's quarterly reports on Form 10-Q, certain comfort letter procedures and fees for professional services for the audit of the Company's internal controls under Section 404 of the Sarbanes-Oxley Act.

STOCKHOLDER VOTING

The Company’s Articles of Incorporation provide for the holders of the Class A Stock voting separately and as a class to elect 30% of the Board of Directors (or the nearest whole number if such percentage is not a whole number) and for the holders of the Class B Stock to elect the balance. The Company’s Class B Stockholders have the sole right to vote on all other matters submitted for a vote of Stockholders, except as required by law and except with respect to limited matters specifically set forth in the Articles of Incorporation.

OVERVIEW OF ITEMS FOR STOCKHOLDER VOTES

This Proxy Statement contains three items requiring Stockholder action. Item 1 requests the election of nine Directors to the Board; three by the Company’s Class A Stockholders, and six by the Company’s Class B Stockholders. Item 2 requests ratification by the Company’s Class B Stockholders of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2013 fiscal year. Item 3 requests an advisory vote by the Company’s Class B Stockholders on executive compensation.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors proposes that the nine nominees named below, eight of whom presently are serving as Directors, be elected for a term of one year or until their successors are elected. Three Directors will be elected by the Company’s Class A Stockholders. Six Directors will be elected by the Company’s Class B Stockholders.

The accompanying biographical information for each nominee and the discussion of each nominee’s specific experience, qualifications, attributes and skills below summarizes the matters that led to the conclusions by the Nominating & Governance Committee and the Board that each nominee should serve as a Director in light of the Company’s business and structure.

Class A Directors

DENNIS J. FITZSIMONS – Principal Occupation: Chairman, McCormick Foundation

Director since 2009; Age – 62

Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago. From 2003 until December 2007, he was the Chairman, President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation. Mr. FitzSimons resigned from Tribune Company in December 2007 upon the sale of the company. In December 2008, the company declared bankruptcy. Mr. FitzSimons also was the Chairman of Tribune Company from 2004 until 2007, had served as that company’s Chief Operating Officer and before that rose through the ranks of Tribune’s Broadcast Division, managing that company’s broadcasting, publishing and interactive groups. Mr. FitzSimons serves on the Board’s Audit Committee and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. FitzSimons brings strategic media industry knowledge and extensive public company experience to the Board’s deliberations. As Tribune Company’s former Chief Executive Officer, Mr. FitzSimons well understands the changing media landscape and the regulatory framework under which the Company’s television broadcast platforms operate. At the McCormick Foundation, with $1.3 billion in assets, Mr. FitzSimons has further broadened his executive leadership experience, overseeing all of the audit and investment decisions of that organization. Mr. FitzSimons is independent of the Company.

RODNEY A. SMOLLA – Principal Occupation: President, Furman University

Director since 2006; Age – 59

Mr. Smolla is the President of Furman University. Prior to assuming that position in July 2010, he served for three years as the Dean and Roy L. Steinheimer, Jr. Professor of Law at the Washington and Lee University School of Law. From 2003 to July 2007, Mr. Smolla was the Dean of the University of Richmond’s T.C. Williams School of Law and additionally served as the school’s George E. Allen Professor of Law. Mr. Smolla has authored two books and is a frequent commentator in newspapers and print and online magazines. He is the Chairman of the Board’s Nominating & Governance Committee and also serves on the Board’s Compensation and Executive Committees.

Specific experience, qualifications, attributes and skills:

Mr. Smolla is a nationally known educator and scholar and an expert on freedom of speech and freedom of the press. He also has earned a national reputation as an innovator through ground-breaking changes he made to the third-year curriculum at Washington and Lee’s law school while he was the Dean. Mr. Smolla has a keen grasp on what it takes to be a transformational leader and to implement game-changing strategies that distinguish an organization from its peers. Mr. Smolla is independent of the Company.

CARL S. THIGPEN – Principal Occupation: Executive Vice President and Chief Investment Officer, Protective Life Corporation

Director since 2010; Age – 56

Mr. Thigpen is an Executive Vice President and the Chief Investment Officer of Protective Life Corporation and has served in those positions for more than five years. Protective Life Corporation is a publicly traded diversified life insurance and financial services company based in Birmingham, Alabama, where Mr. Thigpen is responsible for the management of more than $35 billion in total cash and investments. Birmingham, an important market for the Company, is the home of its television station WVTM-TV. Mr. Thigpen has been designated a Chartered Financial Analyst by the CFA Institute. He previously served on the Board of Directors and was a member of the Audit Committee of Cavalier Homes, Inc., a New York Stock Exchange company that was acquired by a Berkshire Hathaway subsidiary in 2009. Mr. Thigpen serves on the Board’s Audit Committee and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. Thigpen contributes important, diversified public company directorship and committee experience to the Board in addition to his extensive financial background and regional knowledge of Alabama, an important market for the Company. His strong investment background also adds a valuable perspective to the Board’s deliberations. Mr. Thigpen is independent of the Company.

Class B Directors

J. STEWART BRYAN III – Principal Occupation: Chairman of the Board, Media General, Inc.

Director since 1974; Age – 74

Mr. Bryan is the Chairman of the Board of Directors and has served in that capacity for more than five years. He retired as an employee of the Company in 2008 and was the Company’s Chief Executive Officer from 1990 until July 2005; President from 1990 to 2001; and between 1985 and 1990, variously served as Vice Chairman of the Board, Chief Operating Officer and Executive Vice President of the Company. He was the Publisher of the Richmond Times-Dispatch from 1978 to 2005. Mr. Bryan is the Chairman of the Board’s Executive Committee.

Specific experience, qualifications, attributes and skills:

Mr. Bryan brings deep knowledge of the Company’s history, strategies and culture to the Board’s deliberations. His extensive executive leadership experience with the Company has included the Company’s transformation from a diversified media company to a pure-play broadcast and digital company. Mr. Bryan is independent of the Company.

DIANA F. CANTOR – Principal Occupation: Partner, Alternative Investment Management LLC

Director since 2005; Age – 55

Mrs. Cantor is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm; and she is the Chairman of the Virginia Retirement System, where she additionally is a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008 to 2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank, where she managed wealth management professionals providing a full range of financial, trust, estate, tax planning and investment management services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity, she actively supervised the preparation of that agency’s financial statements and worked closely with the agency’s independent auditors. She was Vice President of Richmond Resources, Ltd., a real estate development, construction and management company from 1990 to 1996; and she held several positions, including Vice President, at Goldman, Sachs & Co. between 1985 and 1990. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler, a New York law firm, from 1983 to 1985. Mrs. Cantor is an “audit committee financial expert” and is the Chairman of the Board’s Audit Committee. She also serves on the Board’s Executive Committee. Mrs. Cantor is a Director of Domino’s Pizza, Inc., where she is the Chairman of that Board’s Audit Committee. She also is a Director of Universal Corporation.

Specific experience, qualifications, attributes and skills:

Mrs. Cantor possesses extensive financial skills and significant public company directorship and committee experience, all of which add important, multi-disciplinary financial perspective and valuable consumer product and marketing experience to the Company’s Board and Audit Committee deliberations. She holds an undergraduate degree in accounting and graduate degrees in law and business. Mrs. Cantor is independent of the Company.

GEORGE L. MAHONEY – Principal Occupation: President and Chief Executive Officer, Media General, Inc.

Age – 60

Mr. Mahoney is the President and Chief Executive Officer of the Company and has served in those capacities since January 2013. He was the Company’s Vice President, Chief Operating Officer from August 2012 until December 2012; Vice President, Growth & Performance from October 2011 until August 2012; and Vice President, General Counsel and Secretary from 1993 to September 2011.

Specific experience, qualifications, attributes and skills:

Mr. Mahoney joined Media General in 1993 as General Counsel and Secretary and was deeply involved in all regulatory, legislative, other legal and operating matters related to the Company’s television stations. From 2008 to 2012, he led and expanded the Company’s customer-focused innovation process, which engages employees in new product development. As Vice President, Growth & Performance, Mr. Mahoney was responsible in 2012 for Media General’s digital media and mobile operations, including its content initiatives. He also was responsible for central broadcast television operations, including master control, traffic and graphics before becoming the Company’s Chief Operating Officer in August of 2012.

MARSHALL N. MORTON – Principal Occupation: Vice Chairman of the Board

Director since 1997; Age – 67

Mr. Morton retired in 2012 as the President and Chief Executive Officer of the Company after serving in those capacities since July 2005. He was the Company’s Chief Financial Officer from 1989 until July 2005, its Senior Vice President from 1989 to 2001 and Vice Chairman of the Board of Directors from 2001 to July 2005. He previously held various corporate positions with West Point-Pepperell, Inc. Mr. Morton serves on the Board’s Executive Committee.

Specific experience, qualifications, attributes and skills:

Mr. Morton was the principal architect of the Company’s industry-leading market-based and multi-platform strategies, and led the Company through its 2012 transformation to a pure-play broadcast and digital company.

WYNDHAM ROBERTSON – Principal Occupation: Retired; Former Vice President for Communications at the University of North Carolina

Director since 2012, and from 1996 – 2005; Age – 75

Miss Robertson retired in March 1996 as Vice President for Communications at the University of North Carolina, having served in that position for more than five years. She previously was an Assistant Managing Editor for Fortune magazine and worked with that organization for 24 years. Miss Robertson is a member of the Nominating & Governance Committee.

Specific experience, qualifications, attributes and skills:

During the past five years, Miss Robertson has been principally involved in philanthropy and not-for-profit work, including serving as a member of the investment committee for Hollins University. From 1990 to 1995, she served as a Director of Capital Cities/ABC Inc., from 1993 to 1996, she served as a Director of The Equitable Companies Inc., from 1995 to 1998, she served as a Director of Wachovia Corporation, and she also served as a Director of the Company from 1996 to 2005. As Vice President for Communication at the University of North Carolina, she

oversaw a statewide public television network. At Fortune Magazine, she specialized in investment, financial and technology articles. Miss Robertson is independent of the Company.

COLEMAN WORTHAM III – Principal Occupation: Chairman and Chief Executive Officer, Davenport & Company LLC

Director since 2004; Age – 67

Mr. Wortham is Chairman and Chief Executive Officer of Davenport & Company LLC, a Richmond, Virginia investment banking firm. He has served in those positions for more than five years and also served as President of that company through 2011. Mr. Wortham is the Chairman of the Board’s Compensation Committee. He additionally serves as a member of the Board’s Nominating & Governance Committee and its Executive Committee.

Specific experience, qualifications, attributes and skills:

As the Chief Executive Officer of a strong company in a very competitive industry, Mr. Wortham understands the critical importance of focusing on the customer and using that skill as the foundation for managing and transforming a company in a rapidly changing world. He combines deep operating, financial and executive leadership experience with long-standing familiarity with the Company, its history, its strategies and its employees and executives. He is independent of the Company.

The By-laws of the Company provide that in the election of each class of Directors, those receiving the greatest number of votes of each class of Stockholders entitled to vote will be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted for or against any nominee. Unless otherwise indicated, shares subject to completed proxies will be voted for the election of the above nominees, or, if for any reason any of these nominees is unavailable, for substitutes that the Board may propose. The Company has no reason to believe any nominee will be unavailable.

The Board of Directors recommends a vote FOR each of its nominees.

ITEM 2 – RATIFICATION OF REGISTERED PUBLIC ACCOUNTANTS

On February 21, 2012, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012. The Company’s Class B Stockholders ratified this appointment on April 26, 2012, at the Company’s 2012 Annual Meeting of Stockholders.

On February 26, 2013, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.

Deloitte & Touche LLP advises that it is an independent registered public accounting firm with respect to the Company within the meaning of the applicable rules and regulations of the SEC. A representative of Deloitte & Touche LLP will be present at the meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from Stockholders.

The Board of Directors recommends that Class B Stockholders vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2013.

ITEM 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing the Company’s Class B Stockholders with the opportunity to cast an advisory vote on executive compensation, as described below and consistent with federal legislation known as the Dodd-Frank Act.

The Company utilizes its compensation system to support and reinforce key operating and strategic goals, and its compensation system is applied consistently to all salaried employees, including the named executive officers in the Summary Compensation Table.

Base salary levels in the Company’s executive compensation system are guided by reference to external competitive levels as well as other factors including individual and Company performance. Pay and performance are linked through the use of annual and long-term incentives. The Company also provides various pension and retirement benefits as well as perquisites. The Company’s executive compensation program is tightly administered by the Board’s Compensation Committee to link individual performance with compensation opportunities and to align the interests of the Company’s executives with those of its Stockholders.

The Compensation Discussion and Analysis, beginning on Page 8 of this Proxy Statement, describes the Company’s executive compensation system.

The Board requests the Company’s Class B Stockholders approve the compensation of the Company’s named executive officers as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

As an advisory vote, this proposal is not binding. However, the Compensation Committee and the Board value the opinions expressed by the Company’s Class B Stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers.

The Board of Directors recommends that Class B Stockholders vote FOR the above resolution.

NOMINATIONS AND PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

The By-laws of the Company provide that the Annual Meeting of Stockholders shall be held during the Company’s second fiscal quarter on a date fixed by the Board of Directors. The Company’s 2014 Annual Meeting will be held on April 24, 2014.

Rule 14a-8 under the Exchange Act contains eligibility requirements that must be satisfied for a Stockholder to submit a proposal for inclusion in a company’s proxy statement. One of the eligibility requirements under that Rule is that a Stockholder be entitled to vote on the proposal the Stockholder seeks to submit. In addition, it is the Company’s view that ownership of shares of a class not registered under the Exchange Act does not entitle a Stockholder to submit a proposal under the Rule. Stockholders who believe they are eligible to have their proposals included in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company no later than November 14, 2013.

The By-laws of the Company also establish advance notice procedures for eligible Stockholders to make nominations for Director and to propose business to be transacted at an Annual Meeting. Under the Company’s By-laws, a Stockholder who wishes to submit Director nominations or other proposals for consideration at the 2014 Annual Meeting must ensure that the same are received by the Secretary of the Company between December 25, 2013, and January 24, 2014. The Company’s By-laws also require that certain specific information accompany a Stockholder’s notice of nomination or proposal for business.

DIRECTOR NOMINATION PROCESS

Pursuant to the Company’s Principles of Corporate Governance, a copy of which is available without charge on the Company’s website, www.mediageneral.com, the Nominating & Governance Committee is responsible for assisting the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. Under the Corporate Governance Principles, in its consideration of Director nominees recommended by the Nominating & Governance Committee, the Board is to consider all criteria established by it for election of nominees to the Board, as well as the expressed interests of any Stockholder entitled to elect at least a majority of the Directors. Additionally, except for a Director who may have been an officer of the Company, the Company’s Principles of Corporate Governance provide that all Directors shall be under the age of 73, provided that a Director serving at the time he or she reaches such age shall be permitted to complete his or her term of office but shall not thereafter be eligible for re-election unless the Board of Directors annually shall determine otherwise. Notwithstanding the foregoing, a nominee who is nominated pursuant to Section 2.3 of the May 24, 2012 Shareholders Agreement between the Company, Berkshire Hathaway Inc., D. Tennant Bryan Media Trust and J. Stewart Bryan III and is over the age of 72, may be eligible to serve as a Director, but shall not thereafter be eligible for reelection unless the Board of Directors annually shall determine otherwise. Miss Robertson was nominated pursuant to Section 2.3 of the Shareholders Agreement, and on January 31, 2013, the Board determined her to be eligible for reelection at the April 25, 2013 Annual Meeting of Stockholders.

To qualify to be one of the Company’s Director nominees, at a minimum, a candidate must exhibit the highest standards of integrity, commitment and independence of thought and judgment and be able to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties as a Director. The Board believes that the Directors as a group should possess a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests. In light of these considerations, in selecting Director nominees, the Nominating & Governance Committee and the Board review information regarding each proposed candidate, including any information provided in connection with a Stockholder recommendation submitted in accordance with the procedures described below, and consider the demonstrated talents, skills and expertise of any proposed candidate in relation to those of the existing Directors.

In selecting the Company’s Director nominees in connection with each Annual Meeting, it is the Company’s policy that the Nominating & Governance Committee consider Director candidates recommended by any Stockholder of the Company. Pursuant to procedures adopted by the Board, Director candidate recommendations made by Stockholders in connection with any Annual Meeting must be submitted, in writing, and received by the Secretary of the Company at least 120 days prior to the anniversary of the date on which the Company mailed its proxy statement in connection with the prior year’s Annual Meeting. Any Stockholder who wishes to recommend to the Nominating & Governance Committee and the Board a candidate for election at the Company’s 2014 Annual Meeting must ensure that the recommendation is received by the Secretary of the Company not later than November 14, 2013. Stockholder recommendations must be submitted together with the following information regarding the candidate:

•	The candidate’s full name, age, principal occupation and employer;

•	The candidate’s residence and business addresses and telephone numbers;

•	A biographical profile of the candidate, including educational background and business and professional experience and experience in the industries in which the Company has operations;

•

Any relationship between the candidate and the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and all other information necessary for the Nominating & Governance Committee and the Board to determine whether the candidate meets the Board’s independence standards and qualifies as independent under the NYSE rules;

•	The classes and number of shares of stock of the Company owned beneficially and of record by the candidate;

•

Any other information relating to the candidate (including a written consent of the candidate to be named as a nominee of the Company and to serve as a Director if elected) that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE; and

•	Any other information regarding the candidate that the Stockholder wishes the Board to consider in evaluating the recommended candidate.

In addition, when submitting a recommendation, a Stockholder must include the following information:

•	The Stockholder’s full name, principal occupation and employer;

•	The Stockholder’s address and telephone number;

•

The classes and number of shares of stock of the Company owned beneficially and of record by the Stockholder, including, if the Stockholder is not a Stockholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the SEC’s proxy rules;

•

A description of all arrangements and understandings between the Stockholder and each candidate being recommended by the Stockholder and any other person or persons (including their names) pursuant to which the candidate(s) are being recommended by the Stockholder; and

•

All other information relating to the Stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE.

The Nominating & Governance Committee weighs these criteria in the context of the Company’s Principles of Corporate Governance, and in making its recommendations to the Board of Directors, the Committee as a matter of practice additionally considers candidates’ diversity of experience, profession, skills, geographic representation and background, all to provide the Board and the Company with an appropriate mix of experience, knowledge, perspective and judgment.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and others performing similar functions. A copy of the Company’s Code of Business Conduct and Ethics is available without charge on the Company’s website, www.mediageneral.com, and in print from the Investor Relations Department. The Company intends to disclose on its website any amendments that are made to the Code as well as any waivers granted under the Code to any Executive Officer or Director, as required by the rules of the SEC and the NYSE.

RELATED PERSON TRANSACTIONS

Except as set forth in this section, there were no transactions in effect since the beginning of the Company’s last fiscal year or currently proposed in which the Company was or is to be a participant, where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has adopted a written Policy and Procedures With Respect to Related Person Transactions containing the policies and procedures governing the review and approval of related person transactions involving the Company.

For purposes of this policy, a “Related Person Transaction” is any financial transaction, arrangement or relationship in which the Company was, is or will be a participant; where the amount involved exceeds $120,000; and in which a Director, executive officer, Director nominee, beneficial owner of 5% of Class A Stock or Class B Stock, or any of their respective immediate family members, has a direct or indirect interest, unless the Company’s Chief Financial Officer or General Counsel determines that the interest is not material or otherwise not required to be disclosed under the SEC’s rules.

Under the policy, any potential Related Person Transaction is to be analyzed by the Company’s Chief Financial Officer or the General Counsel to determine whether the transaction is a Related Person Transaction. Related Person Transactions will be submitted to the Audit Committee of the Board of Directors for consideration at the next Audit Committee meeting. However, in those instances in which the Chief Financial Officer or the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer (as applicable), determines it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Related Person Transaction will be submitted to the Chair of the Audit Committee. The review of a Related Person Transaction is to include the consideration of all the relevant facts and circumstances, including, if applicable:

•	the benefits to the Company,

•	the impact of the transaction on the independence of any Director or Director nominee,

•	the availability of other sources for comparable products or services,

•	the terms of the transaction, and

•	the terms available to unrelated third parties or to employees generally.

The Audit Committee (or its Chair) is to approve only those Related Person Transactions that the Audit Committee (or its Chair) determines in good faith are in, or not inconsistent with, the best interests of the Company and its Stockholders.

As of December 31, 2012, Berkshire Hathaway owned approximately 17% of the Class A shares of the Company and had recommended to the Company an individual to serve as a Director in accordance with the May 24, 2012 Shareholder Agreement with the Company, D. Tennant Bryan Media Trust and J. Stewart Bryan. It is also the counterparty to the Company’s term loan and revolving line of credit. In the third quarter of 2012, the Company sold most of its newspapers and associated websites to World Media Enterprises Inc., a subsidiary of Berkshire Hathaway. The Company considers Berkshire Hathaway and affiliates to be related parties. Reference is made to Note 10 of Item 8 of the 2012 10-K.

The Policy and Procedures With Respect to Related Person Transactions is available at the Company’s website, www.mediageneral.com.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

As a policy matter, all Directors are urged strongly to attend each Annual Meeting of Stockholders. All members of the Board attended the Company’s Annual Meeting in 2012.

COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders or other interested parties desiring to send communications to the Board’s independent Directors, non-management Directors or any individual Director, including the Director to preside at the Board’s next executive session, may do so by addressing their correspondence to “Corporate Secretary, Media General, Inc., 333 East Franklin Street, Richmond, Virginia 23219” and by marking the envelope “Confidential—Communication to Board of Directors.” The Board’s independent non-management Directors have approved a process by which the Corporate Secretary will maintain a log of all such correspondence and will review, sort and summarize this correspondence. Communications determined to be appropriate in accordance with the independent non-management Directors’ approved process will be forwarded to the individual members of the Board. Directors at any time may review the log of all correspondence and request a copy of any communication.

SOLICITATION OF PROXIES

The Company may solicit proxies in person, via the Internet or by telephone or mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. Officers and other employees of the Company may participate in such solicitation, for which they will receive no special or additional compensation. In addition, the Company has retained D. F. King & Co. to assist in the solicitation of proxies for a basic fee of $10,000 plus reimbursement of out-of-pocket expenses.

OTHER MATTERS

Management does not intend to present, nor, in accordance with the Company’s By-laws, has it received proper notice from any person who intends to present, any matter for action by Stockholders at the Annual Meeting, other than as stated in the accompanying Notice. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business which properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment.

As indicated on Pages 15, 21 and 47, certain information is incorporated by reference from the Company’s 2012 Annual Report to Stockholders on Form 10-K.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 25, 2013

The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report are available at www.mediageneral.com.

Electronic Delivery of Notice of Internet Availability, Proxy Materials and Annual Report

Receiving a Notice of Internet Availability or other proxy materials online in place of paper copies helps to reduce the Company’s printing and mailing costs and provides Stockholders with a con-

venient, automatic link to the proxy vote site. Most Stockholders desiring to enroll in this electronic delivery service may do so by visiting www.proxyvote.com and following the prompts for email enrollment. “Street name” Stockholders can check the information in the proxy materials provided by their bank or broker.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 is available at www.mediageneral.com. The Company will provide, without charge, on the written request of any person solicited hereby, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2012. Written requests should be mailed to “Andrew C. Carington, Corporate Secretary, Media General, Inc., 333 East Franklin Street, Richmond, Virginia 23219.”

By Order of the Board of Directors,

ANDREW C. CARINGTON, Secretary

Richmond, Virginia

March 14, 2013

Stockholders are requested to vote by the Internet, by telephone or by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 24, 2013. A proxy may be revoked at any time before it is voted.

Appendix A

Media Industry Survey Referenced in Compensation Discussion and Analysis

U.S. CDB Media Database - 2012 Report

Participants

AAA of Science	Freedom Communications	Public Broadcasting Service
AARP	Gannett	Reed Business Information
ABC	Google	Reed Exhibitions
Access Intelligence	Guideposts	Rodale Press
Allured Business Media	HBO	R.R. Donnelley
AMC Networks	Hearst	Scripps Networks Interactive
Asset International	Highlights for Children	Sesame Workshop
avenue a razorfish	Houghton Mifflin Harcourt Publishing	Showtime
Belo	Hubbard Broadcasting	Sinclair Broadcast Group
Boy Scouts of America	InterMedia Outdoors	Sony Pictures Entertainment
Cablevision Systems	International Data Group	SourceMedia
CBS	Lions Gate Entertainment	Stagnito Media
Chronicle of Higher Education	Martha Stewart Living Omnimedia	SuperMedia
Clear Channel Communications	McClatchy	Taunton Press
Consumers Reports	McGraw-Hill	Technicolor
Cox Enterprises	Media General	Thomson Reuters
CPM	MediaTec Publishing	Time
Crain Communications	Meister Media Worldwide	Time Warner
Cruz Bay Publishing	Meredith	Time Warner Cable
Dex One	MTV Networks	Tribune
DIRECTV Group	National CineMedia	Turner Broadcasting
Discovery Communications	National Geographic Society	Twentieth Century Fox
Dispatch Broadcast Group	Naylor	UBM
Diversified Business Communications	NBC Universal	USFRSC
DreamWorks Animation	New York Times	Vance Publishing
Economist Group	Northstar Travel Media	Viacom
Elsevier	Paramount	Walt Disney
ESPN Publishing	Pearson	Warner Bros Entertainment
E.W. Scripps	PennWell	Washington Post
Fox Networks Group	Penton Media	Wolters Kluwer

MEDIA GENERAL, INC. 333 EAST FRANKLIN STREET RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53422-P35038-Z59769	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
ELECTION OF CLASS A DIRECTORS:
NOMINEES:
01) Dennis J. FitzSimons
02) Rodney A. Smolla
03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear(s) on this Instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

The meeting address is:

Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

‚ Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet. ‚

M53423-P35038-Z59769

CLASS A	MEDIA GENERAL, INC.	CLASS A

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2013

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Andrew C. Carington, George L. Mahoney and James F. Woodward, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 25, 2013, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 24, 2013.

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as your name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

(Continued on the reverse side)

MEDIA GENERAL, INC. 333 EAST FRANKLIN STREET RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53424-P35038-Z59769	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Item 1.	ELECTION OF CLASS B DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW:
			☐	☐	☐
NOMINEES:
01) J. Stewart Bryan III
02) Diana F. Cantor
03) George L. Mahoney
04) Marshall N. Morton
05) Wyndham Robertson
06) Coleman Wortham III
								For	Against	Abstain
Item 2.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
	Ratification of Deloitte & Touche, LLP as the Company’s independent registered public accountants for fiscal year 2013.							☐	☐	☐

Item 3.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE:							☐	☐	☐
The Board’s advisory resolution on executive compensation.

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear(s) on this Instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

The meeting address is:

Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

‚ Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet. ‚

M53425-P35038-Z59769

CLASS B	MEDIA GENERAL, INC.	CLASS B

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2013

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Andrew C. Carington, George L. Mahoney and James F. Woodward, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 25, 2013, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 24, 2013.

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as your name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

(Continued and to be dated and signed on the reverse side)

MEDIA GENERAL, INC. 333 EAST FRANKLIN STREET RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53426-P35038-Z59769	KEEP THIS PORTION FOR YOUR RECORDS

THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors		☐	☐	☐
ELECTION OF CLASS A DIRECTORS:
NOMINEES:
01) Dennis J. FitzSimons
02) Rodney A. Smolla
03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

NOTE: Please sign exactly as your name appears on this instruction card.

Signature [PLEASE SIGN WITHIN BOX]	Date

The meeting address is:

Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

‚ Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet. ‚

M53427-P35038-Z59769

CLASS A	MEDIA GENERAL, INC.	CLASS A

EMPLOYEES’ MG ADVANTAGE 401(K) PLAN

ANNUAL MEETING OF STOCKHOLDERS - April 25, 2013

THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY

As a participant in the MG Advantage 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Media General, Inc. Class A Common Stock credited to your account at the Annual Stockholders’ Meeting to be held on April 25, 2013, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

The shares credited to your account will be voted as directed. If your voting direction is not received by April 22, 2013, the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 22, 2013.

If you choose to submit your voting instruction by mail, just mark, sign and date this instruction card on the reverse side and return it promptly in the envelope provided. Please date and sign this instruction card as name appears.

MEDIA GENERAL, INC. 333 EAST FRANKLIN STREET RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53428-P35038-Z59769	KEEP THIS PORTION FOR YOUR RECORDS

THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC. Vote on Directors THE BOARD OF DIRECTORS RECOMMENDS A		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
VOTE FOR ALL NOMINEES LISTED BELOW.		☐	☐	☐
ELECTION OF CLASS A DIRECTORS:
NOMINEES:
01) Dennis J. FitzSimons
02) Rodney A. Smolla
03) Carl S. Thigpen

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

NOTE: Please sign exactly as your name appears on this instruction card.

Signature [PLEASE SIGN WITHIN BOX]	Date

The meeting address is:

Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

‚ Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet. ‚

M53429-P35038-Z59769

CLASS A	MEDIA GENERAL, INC.	CLASS A

MEDIA GENERAL, INC. SUPPLEMENTAL 401(K) PLAN

ANNUAL MEETING OF STOCKHOLDERS - April 25, 2013

THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY

As a participant in the Media General, Inc. Supplemental 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Media General, Inc. Class A Common Stock credited to your account at the Annual Stockholders’ Meeting to be held on April 25, 2013, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder.

The shares credited to your account will be voted as directed. If your voting direction is not received by April 22, 2013, the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 22, 2013.

If you choose to submit your voting instruction by mail, just mark, sign and date this instruction card on the reverse side and return it promptly in the envelope provided. Please date and sign this instruction card as name appears.